                                                                       Exhibit 2

--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            METATEC ACQUISITION CORP.
                             ("METATEC ACQUISITION")

                           METATEC INTERNATIONAL B.V.
                            ("METATEC INTERNATIONAL")

                               METATEC CORPORATION
                                   ("METATEC")

                                       AND

                                  IMATION CORP.
                                   ("IMATION")

                           IMATION INTERNATIONAL B.V.
                                ("INTERNATIONAL")

                            IMATION ENTERPRISES CORP.
                                 ("ENTERPRISES")

                            DATED AS OF JULY 29, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I            DEFINITIONS..................................................................................1
        1.1          Definitions..................................................................................1
        1.2          Interpretation...............................................................................9

ARTICLE II           SALE AND PURCHASE OF ASSETS;
                     ASSUMPTION OF ASSUMED OBLIGATIONS............................................................9
        2.1          Purchased Assets.............................................................................9
        2.2          Assignment of Contracts and Permits.........................................................11
        2.3          Excluded Assets.............................................................................13
        2.4          Assumed Obligations.........................................................................14
        2.5          No Other Liabilities Assumed................................................................15

ARTICLE III          PURCHASE PRICE AND PAYMENT..................................................................16
        3.1          Payment of Purchase Price...................................................................16
        3.2          Adjustment to Purchase Price................................................................17
        3.4          Allocation of Consideration.................................................................19
        3.5          Reassignment of Certain Accounts Receivable.................................................19

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE IMATION
                     COMPANIES...................................................................................20
        4.1          Due Incorporation...........................................................................20
        4.2          Due Authorization...........................................................................20
        4.3          No Conflicts................................................................................20
        4.4          Financial Statements.  .....................................................................21
        4.5          Title to Properties.........................................................................21
        4.6          Undisclosed Liabilities.....................................................................22
        4.7          Absence of Certain Changes..................................................................22
        4.8          Consents and Approvals......................................................................23
        4.9          Contracts and Leases........................................................................23
        4.10         Inventory...................................................................................23
        4.11         Accounts Receivable.........................................................................23
        4.12         Permits.....................................................................................23
        4.13         Employee Benefit Plans and Employment Agreements............................................24
        4.14         Employment and Labor Matters................................................................24
        4.15         Taxes.......................................................................................25
        4.16         Compliance with Laws........................................................................25
        4.17         Environmental Matters.......................................................................25
        4.18         Litigation..................................................................................26
        4.19         Brokers.....................................................................................26
        4.20         Certain Intellectual Property...............................................................26

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF THE METATEC
                     COMPANIES...................................................................................27
        5.1          Due Incorporation...........................................................................27
        5.2          Due Authorization...........................................................................27
        5.3          Consents and Approvals; No Conflicts........................................................28
        5.4          Litigation..................................................................................29
        5.5          Brokers.....................................................................................29

ARTICLE VI           COVENANTS OF THE IMATION COMPANIES..........................................................29
        6.1          Conduct of Business.........................................................................29
        6.2          Access......................................................................................31
        6.3          HSR Act Notification; Other Governmental Consents...........................................31
        6.4          Tax Matters.................................................................................31
        6.5          Financial Statements........................................................................32
        6.6          Confidentiality.............................................................................32
        6.7          Exclusive Rights............................................................................32
        6.8          Reasonable Efforts..........................................................................32
        6.9          Collection of Accounts Receivable...........................................................33

ARTICLE VII          COVENANTS OF THE METATEC COMPANIES..........................................................33
        7.1          HSR Act Notification; Other Governmental Consents...........................................33
        7.2          Tax Matters.................................................................................33
        7.3          Access; Retention of Records................................................................33
        7.4          Confidentiality.............................................................................34
        7.5          Duty Drawback...............................................................................34
        7.6          Reasonable Efforts..........................................................................34
        7.7          Financial Statements........................................................................34

ARTICLE VIII         CONDITIONS PRECEDENT TO OBLIGATIONS
                     OF THE METATEC COMPANIES....................................................................35
        8.1          Warranties True as of Both Present Date and Closing Date....................................35
        8.2          Compliance with Agreements and Covenants....................................................35
        8.3          Hart-Scott-Rodino...........................................................................35
        8.4          Consents and Approvals......................................................................35
        8.5          Related Agreements..........................................................................35
        8.6          Actions or Proceeding.......................................................................36
        8.7          No Material Adverse Change..................................................................36
        8.8          Financial Statements........................................................................36
        8.9          Works Council...............................................................................36

ARTICLE IX           CONDITIONS PRECEDENT TO OBLIGATIONS
                     OF THE IMATION COMPANIES....................................................................36
        9.1          Warranties True as of Both Present Date and Closing Date....................................36
        9.2          Compliance with Agreements and Covenants....................................................36
        9.3          Hart-Scott-Rodino...........................................................................37
        9.4          Actions or Proceeding.......................................................................37
        9.5          Related Agreements..........................................................................37
        9.6          Works Council...............................................................................37

ARTICLE X            EMPLOYEES AND BENEFIT PLANS.................................................................37
        10.1         Offer of Employment.........................................................................37
        10.2         Seniority and Certain Payables..............................................................38
        10.3         401(k) Plan.................................................................................38
        10.4         No Third Party Beneficiaries................................................................38

ARTICLE XI           CLOSING.....................................................................................38
        11.1         Closing.....................................................................................38
        11.2         Deliveries by the Imation Companies.........................................................39
        11.3         Deliveries by Purchasers....................................................................40

ARTICLE XII          TERMINATION.................................................................................41
        12.1         Termination.................................................................................41
        12.2         Effect of Termination.......................................................................41

ARTICLE XIII         INDEMNIFICATION.............................................................................42
        13.1         Survival; Remedy for Breach.................................................................42
        13.2         Indemnification by the Imation Companies ...................................................42
        13.3         Indemnification by the Metatec Companies....................................................43
        13.4         Claims......................................................................................44
        13.5         Notice of Third Party Claims; Assumption of Defense.........................................44
        13.6         Settlement or Compromise....................................................................45
        13.7         Losses in Connection with Third Party Claims................................................45

ARTICLE XIV          NON-COMPETITION.............................................................................45
        14.1         Non-Competition.............................................................................45
        14.2         Equitable Relief............................................................................46

ARTICLE XV           MISCELLANEOUS...............................................................................46
        15.1         Disclosure Schedules........................................................................46
        15.2         Expenses....................................................................................46
        15.3         Amendment...................................................................................47
        15.4         Notices.....................................................................................47
        15.5         Payments in Dollars.........................................................................48
        15.6         Waivers.....................................................................................48
        15.7         Bulk Sales..................................................................................48
        15.8         Successors and Assigns......................................................................48
        15.9         No Third Party Beneficiaries................................................................49

        15.10        Publicity...................................................................................49
        15.11        Further Assurances..........................................................................49
        15.12        Severability................................................................................49
        15.13        Remedies Cumulative.........................................................................49
        15.14        Entire Understanding........................................................................49
        15.15        Applicable Law..............................................................................50
        15.16        Waiver of Jury Trial........................................................................50
        15.17        Counterparts................................................................................50

SCHEDULES
Schedule 1.1(a)              Knowledge
Schedule 1.1(b)              Transition Services Agreement
Schedule 2.1(a)              Equipment
Schedule 2.1(b)              Vehicles
Schedule 2.2(a)              Real Property Leases
Schedule 2.2(b)              Personal Property Leases
Schedule 2.2(e)              Other Contracts
Schedule 2.2(g)              Transferred Permits
Schedule 2.3(b)              Excluded Contracts
Schedule 2.3(n)              Other Excluded Assets
Schedule 3.4                 Preliminary Purchase Price Allocation
Schedule 4.3                 Seller Conflicts
Schedule 4.4                 Financial Statements
Schedule 4.5                 Liens
Schedule 4.7                 Absence of Certain Changes
Schedule 4.8                 Consents and Approvals
Schedule 4.9                 Certain Contracts and Leases
Schedule 4.10                Inventory Exceptions
Schedule 4.11                Accounts Receivable Exceptions
Schedule 4.14(a)             Employee Matters
Schedule 4.14(b)             Contract Employees
Schedule 4.14(c)             Breda Affected Employees
Schedule 4.17                Environmental Matters
Schedule 4.18                Litigation
Schedule 5.3(a)              Metatec Company Consents

Schedule 5.3(b)              Metatec Company Conflicts
Schedule 6.1                 Conduct of Business
Schedule 8.4                 Required Consents and Approvals
Schedule 8.5                 Terms of Breda Lease
Schedule 10.1(a)             Selected Menomonie Employees
Schedule 10.1(b)             Benefits
Schedule 10.1(c)             Severance Benefits


EXHIBITS
Exhibit A                   Form of Assignment and Assumption Agreement
Exhibit B                   Form of International Asset Transfer Agreement
Exhibit C                   Form of Note
Exhibit D                   Form of License Agreement
Exhibit E                   Form of Opinion of Counsel for Imation Companies
Exhibit F                   Form of Opinion of Van Benthem & Keulen
Exhibit G                   Form of Opinion of Counsel for the Metatec Companies
Exhibit H                   Form of Opinion of Trenite Van Doorne

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is made as of the 29th day of July 1998, by and among METATEC ACQUISITION CORP., an Ohio corporation ("Metatec Acquisition"), METATEC INTERNATIONAL B.V., a Netherlands corporation ("Metatec International"), METATEC CORPORATION, a Florida corporation ("Metatec"), IMATION CORP., a Delaware corporation ("Imation"), IMATION INTERNATIONAL B.V., a Netherlands corporation ("International"), and IMATION ENTERPRISES CORP., a Delaware corporation ("Enterprises"). Certain capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H:

         WHEREAS, Purchasers desires to purchase from the Imation Companies and the Imation Companies desire to sell to Purchasers all of the Purchased Assets (as hereinafter defined), and Purchasers are willing to assume all of the Assumed Obligations (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions.

         "Accounts Receivable" shall mean all accounts receivable, trade receivables, notes receivable and other receivables, which in any case are payable as a result of goods sold or services provided by the Imation Companies exclusively as part of the Business.

         "Acquisition Proposal" shall have the meaning provided in Section 6.9.

         "Affected Employees" shall have the meaning provided in Section 4.14.

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by such specified Person. A Person shall be deemed to "own" another Person if it owns more than 50% of the capital stock or other equity interest of such other Person.

         "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended, supplemented or modified from time to time in accordance with its terms.

         "Assets" shall mean the Purchased Assets and the Leased Assets.

         "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement and bill of sale between Metatec Acquisition and Sellers to be dated the Closing Date, in substantially the form attached hereto as Exhibit A.

         "Assumed Obligations" shall have the meaning provided in Section 2.4.

         "Breda Facility" shall mean the facility leased by International in Breda, The Netherlands, for use in the Business.

         "Bulk Sale Laws" shall mean the Laws of any jurisdiction relating to bulk sales which are applicable to the sale of the Purchased Assets by Sellers pursuant to this Agreement.

         "Business" shall mean the CD-ROM Services business previously and currently conducted by the Imation Companies. The term "Business" excludes the operation of the Excluded Assets and all other businesses of the Imation Companies, including but not limited to any business of the Imation Companies conducted under secure military contracts.

         "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Minneapolis, Minnesota generally are closed for business.

         "Business Financial Statements" shall mean the unaudited summary of pro forma balance sheet information of the Business as of December 31, 1996 and 1997 and March 31, 1998 and the pro forma income statements of the Business for the years ended December 31, 1996 and 1997 and for the quarter ended March 31, 1998.

         "Cash" shall mean all cash, certificates of deposit, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon.

         "Cause" shall have the meaning provided on Schedule 10.1(b).

         "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article XI.

         "Closing Date" shall mean the date on which the Closing occurs or is to occur.

         "Closing Date Deficiency" shall mean the amount by which the Net Working Capital, calculated based on the Closing Date Working Capital Statement, is less than $12,800,000. If the Net Working Capital is not less than $12,800,000, there shall be no Closing Date Deficiency.

         "Closing Date Excess" shall mean the amount by which the Net Working Capital, calculated based on the Closing Date Working Capital Statement, exceeds $12,800,000. If the Net Working Capital does not exceed $12,800,000, there shall be no Closing Date Excess.

         "Closing Date Working Capital Statement" shall have the meaning provided in Section 3.2(a).

         "Closing Documents" shall have the meaning provided in Section 13.1.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Confidential Information" shall mean all Information and Records and Intellectual Property that are not and have not become ascertainable or obtainable from public or published information.

         "Confidentiality Agreement" shall mean the Confidentiality Agreement dated February 20, 1998 between Metatec and Greene Holcomb & Company LLC, as agent for Imation.

         "Contested Adjustments" shall have the meaning provided in
Section 3.2(b).

         "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit, license or Customer Contract, whether written or verbal, which is intended or purports to be binding and enforceable.

         "Contract Employees" shall have the meaning provided in
Section 4.14(b).

         "Credit Agreement" shall mean the Credit Agreement, dated as of July 1, 1996, as modified and supplemented, among Imation, certain Lenders, Issuing Banks, Swing Line Lenders and the Administrative Agent (as such terms are defined therein) and any and all agreements relating thereto.

         "Customer Contracts" shall have the meaning provided in Section 2.2(c).

         "Default" shall mean a breach of any obligation under any Real Property Lease or any Contract by any of the Imation Companies that would give the counterparty thereto the right to (a) terminate such Real Property Lease or Contract or (b) accelerate all payments due under such Real Property Lease or Contract.

         "Disclosure Schedules" shall mean the schedules hereto with respect to the representations and warranties of the Imation Companies set forth in Article IV, as updated in accordance with Section 15.1.

         "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

         "DVD-ROM" shall mean digital versatile disk - read only memory.

         "Enterprises" shall have the meaning provided in the Preamble.

         "Environmental Law" shall mean any Law relating to the protection of the environment, natural resources or pollution and any Law which relates to or otherwise imposes liability or standards of conduct concerning the manufacture, transportation, storage, handling, disposal, discharges, emissions, releases or threatened releases of odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act of 1976, as amended, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition) and any other Law having a similar subject matter.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "Equipment" shall have the meaning provided in Section 2.1(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall have the meaning provided in Section 2.3.

         "Excluded Contracts" shall have the meaning provided in Section 2.3(b).

         "Excluded Obligations" shall have the meaning provided in Section 2.5.

         "Facilities" shall mean the Breda Facility, the Fremont Facility and the Menomonie Facility.

         "Fremont Employees" shall have the meaning provided in Section 10.1.

         "Fremont Facility" shall mean the facilities leased by Enterprises in Fremont, California for use in the Business.

         "GAAP" shall mean U.S. generally accepted accounting principles, as applied by the Imation Companies consistent with past practices, at the time in effect.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substance" shall mean any material or substance which
(i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

         "Hired Employee" shall have the meaning provided in Section 10.1.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Imation" shall have the meaning provided in the Preamble.

         "Imation Companies" shall mean Imation, Enterprises and International, collectively.

         "Imation Company" shall mean Imation, Enterprises or International, as applicable.

         "Imation Employees" shall have the meaning provided in Section 10.3.

         "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XIII.

         "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

         "Independent Accountants" shall have the meaning provided in
Section 3.2(b).

         "Information and Records" shall have the meaning provided in
Section 2.1(d).

         "Intellectual Property" shall mean all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets, computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intangible assets, properties and rights.

         "Intellectual Property Licenses" shall mean all agreements for the license to or by any of the Imation Companies of any Intellectual Property relating exclusively to the Business.

         "International" shall have the meaning provided in the Preamble.

         "International Asset Transfer Agreement" shall mean the asset transfer agreement between Metatec International and International, in substantially the form attached hereto as Exhibit B.

         "Inventory" shall have the meaning provided in Section 2.1(c).

         "Law" shall mean any law (including common law), statute, regulation, ordinance, rule, order, writ, injunction, ruling, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Leased Assets" shall mean all assets leased to any of the Imation Companies pursuant to any of the Real Property Leases or the Personal Property Leases.

         "Leased Real Property" shall have the meaning provided in
Section 4.17(a).

         "License Agreement" shall mean a license agreement between Metatec and Imation to be dated the Closing Date for the use of certain Intellectual Property, in substantially the form attached hereto as Exhibit D.

         "Licensed Software" shall mean all computer software and all related programming, user and systems documentation (which documentation is in the possession of the Imation Companies) licensed to one or more of the Imation Companies that is listed on Schedule 2.2(e).

         "Liens" shall mean mortgages, liens, charges, restrictions, pledges, security interests, options, leases or subleases, claims, rights of any third-party, easements, encroachments or encumbrances. Notwithstanding the foregoing, the term "Liens" shall not include any of the following: (a) mechanics', carriers', workers', suppliers' and other similar liens arising in the ordinary course of business and consistent with past practice for any amount the payment of which is not delinquent or in dispute; (b) zoning laws that do not impair the present or anticipated use of the property subject thereto; and
(c) liens for current Taxes not yet due and payable.

         "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (excluding, except as otherwise provided in Section 13.7, punitive damages and claims for lost profits), penalties and expenses (including without limitation reasonable attorneys' fees and expenses and costs of investigation and litigation).

         "Material Adverse Change" shall mean a change in the business, operations or condition (financial or otherwise) of the Business that is material and adverse.

         "Material Adverse Effect" shall mean an effect on the business, operations or condition (financial or otherwise) of the Business that is material and adverse.

         "Menomonie Facility" shall mean the facilities leased by Imation in Menomonie, Wisconsin, and Chippewa Falls, Wisconsin for use in the Business.

         "Metatec" shall have the meaning provided in the Preamble.

         "Metatec Acquisition" shall have the meaning provided in the Preamble.

         "Metatec Companies" shall mean Metatec, Metatec Acquisition and Metatec International.

         "Metatec Company" shall mean Metatec, Metatec Acquisition or Metatec International, as applicable.

         "Metatec International" shall have the meaning provided in the Preamble.

         "Net Working Capital" shall mean the amount by which the Working Capital Assets exceed the book value of the current portion of the Assumed Obligations as set forth on the Closing Date Working Capital Statement.

         "Note" shall mean the Promissory Note in substantially the form attached hereto as Exhibit C.

         "Other Contracts" shall have the meaning provided in Section 2.2(e).

         "Owned Software" shall have the meaning provided in Section 2.1(g).

         "Permits" shall mean all consents, orders, registrations, permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise required by or obtained from any Governmental Authority and any applications for the foregoing.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association or other entity.

         "Personal Property Leases" shall have the meaning provided in
Section 2.2(b).

         "Purchase Price" shall have the meaning provided in Section 3.1.

         "Purchased Assets" shall have the meaning provided in Section 2.1.

         "Purchased Contracts and Permits" shall have the meaning provided in
Section 2.2.

         "Purchasers" shall mean Metatec Acquisition and Metatec International.

         "Purchasers' Accountants" shall mean the accounting firm of Deloitte & Touche, L.L.P.

         "Purchaser's 401(k) Plan" shall have the meaning provided in
Section 10.3.

         "Real Property Leases" shall have the meaning provided in
Section 2.2(a).

         "Related Agreement" shall mean any Contract which is or is to be entered into at the Closing or otherwise pursuant to or in connection with this Agreement, including, without limitation, the International Asset Transfer Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

         "Selected Menomonie Employees" shall have the meaning provided in
Section 10.1.

         "Seller" shall mean Imation or Enterprises, as applicable.

         "Sellers" shall mean Imation and Enterprises.

         "Sellers' Accountants" shall mean the accounting firm of PricewaterhouseCoopers L.L.P.

         "Specified Agreement" shall mean the Assignment and Assumption Agreement, the International Asset Transfer Agreement or the Note, as applicable.

         "Specified Agreements" shall mean the Assignment and Assumption Agreement, the International Asset Transfer Agreement and the Note.

         "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto, whether or not disputed.

         "to the knowledge" of an Imation Company or the Imation Companies or "knowledge", when used in reference to any Imation Company, shall mean the actual knowledge of the Persons listed on Schedule 1.1(a), acquired in the ordinary course and without any special investigation or inquiry, or acquired in connection with the negotiation, preparation, execution or delivery of this Agreement or the International Asset Transfer Agreement, without any other special investigation or inquiry, as applicable.

         "to the knowledge" of a Metatec Company or the Metatec Companies or "knowledge", when used in reference to any Metatec Company, shall mean the actual knowledge of Jeffrey Wilkens, Julia Pollner, Chris Winslow or Alex Deak, acquired in the ordinary course and without any special investigation or inquiry, or acquired in connection with the negotiation, preparation, execution or delivery of this Agreement or the International Asset Transfer Agreement, without any other special investigation or inquiry, as applicable.

         "Transferred Permits" shall have the meaning provided in
Section 2.2(f).

         "Transition Services Agreement" shall mean a transition services agreement between the appropriate Metatec Companies and Imation Companies and their respective Affiliates to be dated the Closing Date, which agreement shall include, amongst other terms and conditions, the terms and conditions consistent with those set forth on Schedule 1.1(b).

         "Vehicles" shall have the meaning provided in Section 2.1(b).

         "Working Capital Assets" shall mean the sum of the book values (as determined in accordance with U.S. generally accepted accounting principles consistently applied pursuant to the historical accounting practices of the Imation Companies except for packaging, factory supplies, factory spare parts and raw materials that are transferred on the Closing Date which will be valued based upon actual quantities on hand and the actual or estimated purchase price thereof as of the Closing Date, and except as otherwise provided below) of the following Purchased Assets as of the close of business on the day prior to the Closing Date (as shown on the Closing Date Working Capital Statement): Accounts Receivable (not net of any reserve for doubtful accounts); prepaid expenses which will benefit Purchasers following the Closing in the ordinary course of the operation of the Business; deposits, to the extent useable by Purchasers following the Closing in the ordinary course of Business; and Inventory (to the extent usable in the operation of the Business in the ordinary course).

         1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.

                                   ARTICLE II
                          SALE AND PURCHASE OF ASSETS;
                        ASSUMPTION OF ASSUMED OBLIGATIONS

         2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at and as of the Closing, the Imation Companies shall sell, assign, convey, transfer and deliver to Purchasers all of the Imation Companies' right, title and interest in and to, and Purchasers shall purchase, acquire and take assignment and delivery of all of the Imation Companies' right, title and interest in and to, the following assets, but in each case excluding the Excluded Assets:

                  (a) Equipment. All machinery, equipment, fixed assets, furniture, tools, spare parts, mastering equipment, manufacturing machinery and equipment, production machinery and equipment, fulfilment and distribution machinery and equipment, maintenance equipment, monitoring and test equipment, materials, computers, printers, servers and other items of personal property of every kind and description that are (i) located at the Menomonie Facility and used or held for use exclusively in, or related exclusively to, or material to, the Business, (ii) located at the Fremont Facility or (iii) located at the Breda Facility, together with (x) the DVD-ROM equipment located at the Facilities and (y) the leasehold improvements owned by the Imation Companies located at the Fremont Facility and the Breda Facility, but excluding in all cases the Vehicles and Inventory, and including without limitation the Equipment set forth on Schedule 2.1(a) (collectively, the "Equipment");

                  (b) Vehicles. All automobiles, service trucks, delivery trucks, tractors, trailers and other vehicles that are (i) located at the Menomonie Facility and used or held for use exclusively in, or related exclusively to, or material to, the Business, (ii) located at the Fremont Facility or (iii) located at the Breda Facility (collectively, the "Vehicles"), including, without limitation, the Vehicles set forth on Schedule 2.1(b);

                  (c) Inventory. All (i) raw materials, factory spare parts and factory supplies inventories located at the Fremont Facility and the Breda Facility (provided that factory spare parts located at the Breda Facility shall not exceed $100,000 in value), (ii) raw materials inventories located at the Menomonie Facility that are used or held for use exclusively in, or related exclusively to, or material to, the Business, (iii) customer specific packaging inventories located at the Fremont Facility and the Breda Facility having usage in the six month period immediately preceding the Closing Date, (iv) customer specific packaging inventories having usage in the six month period immediately preceding the Closing Date that are located at the Menomonie Facility and that are used or held for use exclusively in, or related exclusively to, or material to, the Business, (v) finished goods and packaging inventories identified as active with customers that are located at the Fremont Facility and the Breda Facility and (vi) finished goods and packaging inventories identified as active with customers that are located at the Menomonie Facility and that are used or held for use exclusively in, or related exclusively to, or material to, the Business, including in all such cases, to the extent not inconsistent with the foregoing subparagraphs (i)-(vi), the inventory set forth in the computer disk or other electronic media delivered to Purchasers on the date of this Agreement (collectively, the "Inventory").

                  (d) Information and Records. Copies or originals of the following papers and records in the care, custody or control of the Imation Companies that are used or held for use exclusively in, or related exclusively to, or material to, the Business (other than Intellectual Property, Tax and labor relations records): books, records, files, databases, plans, specifications, technical information, confidential information (to the extent permitted), operating manuals, computer hardware documentation (which documentation is in the possession of the Imation Companies), copies of business plans and reports, price lists, supplier lists, promotional materials, advertising copy and data, marketing research and information, competitive analyses, sales records, service records, customer lists and files, other customer information, plans and designs of fixtures and equipment, monitoring and test records and all other proprietary information, including financial and accounting records, work papers and files, personnel records and employee benefits and compensation plans and records exclusively involving Affected Employees and all other such files, papers and records which are used or held for use exclusively in or related exclusively to, or material to, the operation of the Business (collectively, the "Information and Records");

                  (e) Other Intangibles. All customer relationships and goodwill, if any, used exclusively in, related exclusively to, or arising solely in conjunction with, the Business;

                  (f) Accounts Receivable.  All Accounts Receivable;

                  (g) Computer Software. All computer software (including, without limitation, source code) and all related programming, user and systems documentation (which documentation is in the possession of the Imation Companies) owned by the Imation Companies that relates exclusively to the Assets or is used or held for use exclusively in, or relates exclusively to, the Business (the "Owned Software"); and

                  (h) Other Assets. All of the following other assets of the Imation Companies that are used or held for use exclusively in the
         Business: prepaid expenses and lease, utility and similar deposits of the Imation Companies, and any and all other deposits, prepayments, guaranties, letters of credit, bonds, claims and rights of or for the benefit of the Imation Companies that are used or held for use exclusively in, or related solely to, the Business.

All of the foregoing assets described in this Section 2.1, together with the Purchased Contracts and Permits, are referred to herein collectively as the "Purchased Assets."

         2.2 Assignment of Contracts and Permits. Subject to the terms and conditions of this Agreement, at and as of the Closing Date, the Imation Companies shall assign and transfer to Purchasers all of the Imation Companies' right, title and interest in and to, and Purchasers shall take assignment of,
(i) all of the Contracts (including, without limitation, portions of customer contracts, purchase orders and other Contracts for the sale or provision by the Imation Companies of goods and/or services) to which any Imation Company is a party which relate solely to the Business and which are assignable and (ii) all of the Permits of the Imation Companies which relate solely to the Business and which are transferable, including the following:

                  (a) Real Property Leases. All rights and claims under leases and subleases of real property and improvements listed on Schedule 2.2(a), together with all easements, rights-of-way and other appurtenant rights and privileges relating thereto (collectively, the "Real Property Leases");

                  (b) Personal Property Leases. All rights and claims under the leases of equipment, vehicles or other tangible personal property that are (i) used at the Menomonie Facility and relate exclusively to or are material to the Business, (ii) used at the Fremont Facility or (iii) used at the Breda Facility (collectively, the "Personal Property Leases"), including, without limitation, the Personal Property Leases set forth on Schedule 2.2(b);

                  (c) Customer Contracts. All customer contracts, purchase orders and other Contracts for the sale or provision by the Imation Companies of goods and/or services or pursuant to which the Imation Companies are granted any franchise or license to provide goods and/or services that relate exclusively to the Business (collectively, the "Customer Contracts");

                  (d) Purchase Contracts. All purchase and sales orders, quotations, executory commitments and other Contracts for the purchase by the Imation Companies of goods, materials and/or services that relate exclusively to the Business;

                  (e) Other Contracts. All other Contracts of the Imation Companies that relate exclusively to the Business including, without limitation, the Licensed Software listed on Schedule 2.2(e) (collectively, the "Other Contracts");

                  (f) Telephone Numbers. All of Sellers' telephone numbers used at the Fremont Facility, the Breda Facility and Sellers' toll-free telephone number used at the Menomonie Facility; and

                  (g) Transferred Permits. All Permits that relate solely to the Business and which are transferable (collectively, the "Transferred Permits"), including, without limitation, the Transferred Permits set forth on Schedule 2.2(g).

All of the foregoing are referred to herein collectively as the "Purchased Contracts and Permits." Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and if such a consent is not obtained at or prior to the Closing.

         If a consent to the assignment of a Contract or Permit related to the Business is not obtained prior to the Closing or if an attempted assignment of a Contract or Permit related to the Business is ineffective for any other reason, the Imation Companies will use commercially reasonable efforts to attempt to obtain such consent or otherwise procure an effective assignment of such Contract or Permit and, pending the obtaining of such consent or the procurement of such assignment, the Imation Companies and the Metatec Companies will discuss the desirability and feasibility of implementing an arrangement to provide for Purchasers the benefits and obligations under any such Contracts or Permits on terms mutually satisfactory to the parties. If, with respect to any such Contract or Permit that the parties agree to assign or effectively assign to a Purchaser, the consent to assignment is obtained or an effective assignment can otherwise be made following the Closing on mutually satisfactory terms, the appropriate Imation Company shall promptly assign to the appropriate Purchaser, all of its right, title and interest in and to such Contract or Permit and such Purchaser shall assume the liabilities and obligations of such Imation Company under such Contract or Permit pursuant to a transfer instrument substantially similar in form and substance to the transfer instrument used for the assignment of similar Contracts or Permits related to the Business at the Closing.

         Purchasers acknowledge that all or some of the Permits used by the Imation Companies in the Business may not be transferable, however, the Imation Companies shall use all commercially reasonable efforts to have all transferable Permits transferred.

         2.3 Excluded Assets. Notwithstanding the terms of Sections 2.1 and 2.2, the following assets of the Imation Companies shall be retained by the Imation Companies, are not being sold, assigned, transferred or conveyed to Purchasers hereunder and do not constitute Purchased Assets (all of the following are referred to herein collectively as the "Excluded Assets"):

                  (a) Cash. All Cash, marketable securities and bank accounts;

                  (b) Excluded Contracts. All loan agreements and credit facilities and related agreements of the Imation Companies with banks, financial institutions or other lenders, all Contracts of the Imation Companies with Minnesota Mining and Manufacturing Corporation (except for Contracts for the supply of raw materials or the purchase of CD-ROM services in the ordinary course of the Business) and all other Contracts of the Imation Companies listed on Schedule 2.3(b) (collectively, the "Excluded Contracts") and any rights thereunder, including the right to receive any payments thereunder;

                  (c) Employee Assets. Except as otherwise provided in the International Asset Transfer Agreement, all assets of any Benefit Plans, Contracts between the Imation Companies and their respective employees, arrangements and other plans;

                  (d) Originals. Except to the extent originals are provided in accordance with Section 2.1(d), originals of the Imation Companies' financial records and files, personnel records and employee benefits and compensation plans and records, in whatever form or media embodied, other than those originals or copies of such documents required to be delivered by the Imation Companies pursuant to Section 11.2(b);

                  (e) Intellectual Property. Except for the Owned Software and except to the extent the Licensed Software and Intellectual Property is licensed pursuant to the License Agreement, all Intellectual Property owned by or licensed to any Imation Company;

                  (f) Insurance Policies. Any insurance policies and claims and rights to insurance proceeds and awards;

                  (g) Securities. All securities, including, without limitation, all of the shares of issued and outstanding capital stock of Imation, Enterprises and International;

                  (h) Excluded Receivables. The Accounts Receivable relating to
         (i) secure contracts with Governmental Authorities, (ii) the sale of blank recordable media (data products) and (iii) sales to or between the Imation Companies and their Affiliates (the "Excluded Receivables");

                  (i) Excluded Accounts. All rights, goodwill or opportunities with respect to accounts and business opportunities with (i) Governmental Authorities covered by secure contract and (ii) the Imation Companies and their Affiliates (collectively, the "Excluded Accounts") and all Customer Contracts, receivables and other documents relating thereto;

                  (j) Excluded Businesses. Any assets, properties and rights of the Imation Companies relating exclusively to or used exclusively in any business of the Imation Companies other than the Business, including, without limitation, all of the Imation Companies' right, title and interest in and to the video disk business of the Imation Companies;

                  (k) Related Agreements. This Agreement and the agreements, documents and instruments contemplated herein;

                  (l) Tax Refunds. Any claim for Tax refunds with respect to any Tax return of any Imation Company;

                  (m) Duty Drawback. All rights of the Imation Companies with respect to claims for duty drawback, as provided in 19 U.S.C. section 1313, as amended, on merchandise exported, returned or destroyed by the Imation Companies prior to the Closing Date;

                  (n) Other Excluded Assets. The assets listed on
         Schedule 2.3(n); and

                  (o) Excluded Inventory. All factory spare parts and factory supplies inventories located at the Menomonie Facility, and all packaging and other inventory not specifically described in
         Section 2.1(c).

         2.4 Assumed Obligations. At the Closing, Purchasers shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of the Imation Companies (the "Assumed Obligations"):

                  (a) Contract Obligations. The obligations of the Imation Companies which are required to be performed and which accrue after the Closing Date under the Purchased Contracts and Permits, to the extent such Contracts and Permits, and all rights of the Imation Companies thereunder, are effectively assigned to Purchasers on the Closing Date or thereafter pursuant to Section 2.2;

                  (b) Current Liabilities. All liabilities of the Imation Companies relating exclusively to the Business that are classified as current liabilities (other than accounts payable) in accordance with GAAP and which were incurred in the ordinary course of business, for which an Imation Company received goods or services and which are listed specifically in the Closing Date Working Capital Statement; and

                  (c) International Obligations. The obligations of any Imation Company specifically assumed by any Metatec Company pursuant to the International Asset Transfer Agreement.

         2.5 No Other Liabilities Assumed. Except as expressly set forth in Sections 2.4 and 7.9 of this Agreement or in the International Asset Transfer Agreement, no Metatec Company nor any Affiliates of the Metatec Companies shall assume or in any way be liable or responsible for, any claims, liabilities, obligations or debts of the Imation Companies or any of their Affiliates, including without limitation, the following claims, liabilities, obligations, or debts of the Imation Companies and their Affiliates (collectively, "Excluded Obligations"):

                  (a) indebtedness and other obligations or guarantees of the Imation Companies, including without limitation, current liabilities of the Imation Companies (other than Assumed Obligations) or short-term and long-term indebtedness;

                  (b) federal, state or local tax liabilities or obligations of the Imation Companies relating to the operations of the Imation Companies prior to the Closing or arising or accruing prior to the Closing or resulting from the consummation of the transactions contemplated herein, including, without limitation, any income tax, any franchise tax, and tax recapture, any sales/or use tax, any state and local recording fees and taxes and any FICA, FUTA, workers' compensation and, any and all other taxes or amounts due and payable as a result of the exercise by any of the Imation Companies' employees of such employees' right to vacation, sick leave and holiday benefits accrued while in the employ of the Imation Companies.

                  (c) liability for any and all claims by or on behalf of the Imation Companies employees, any other individual, entity, governmental agency or employee plan, including, without limitation, for or related to any pension, profit sharing, deferred compensation, disability, or any other employee health and welfare benefit plans or any other arrangement providing for insurance coverage, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim or other liability, and liability for all employee wages and benefits, including accrued vacation, sick leave and holiday pay and taxes or other liability related thereto in respect of the Imation Companies' employees;

                  (d) liabilities or obligations relating to any Contract;

                  (e) any liability arising out of or in connection with claims for alleged acts or omissions relating to the ownership or operation of the Assets which occurred prior to the Closing;

                  (f) any liability for any environmental claims or claims associated with or arising under any Environmental Laws relating to periods prior to or as of the Closing whether or not discovered or known prior to Closing;

                  (g) any debt, obligation, expense or liability of the Imation Companies arising out of or incurred as a result of any transaction or activity of the Imation Companies occurring after the Closing or for any violation by the Imation Companies of any Law at any time;

                  (h) any account payable attributable to legal or accounting fees or similar expenses incurred by the Imation Companies;

                  (i) any warranty liabilities or products liability of the Imation Companies with respect to any products or merchandise of the Business manufactured or sold or services provided prior to the Closing;

                  (j) any liability of the Imation Companies for injury to or death of person or damage to or destruction of property which occurred prior to Closing, regardless of when said claim or liability is asserted;

                  (k) any liabilities of the Imation Companies arising out of infringement of the intellectual property right of any Person which occurred prior to the Closing;

                  (l) any liabilities not reflected on the Closing Date Working Capital Statement;

                  (m) any liabilities relating to the Excluded Assets; and

                  (n) any liability for compensation paid or payable to any employee of the Imation Companies except to the extent such liability is accrued on the Working Capital Statement.

                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

         3.1 Payment of Purchase Price. On the Closing Date, in consideration for the sale of the Purchased Assets by the Imation Companies, Purchasers shall
(a) assume the Assumed Obligations, and (b) pay an aggregate purchase price (the "Purchase Price") of $39,800,000 as follows: (i) (A) Metatec Acquisition shall pay to Sellers $30,400,000, (B) less or plus the net amount of prorations owing to or payable by Purchasers pursuant to Section 3.3 (to the extent ascertainable on or prior to the Closing Date), and (C) less the principal amount of the Note, payable to Sellers by electronic transfer to such account or accounts as Sellers shall specify to Purchasers prior to the Closing Date, (ii) the Metatec Companies shall execute and deliver the Note (having a principal amount of $2,800,000) to the Imation Companies and (iii) Metatec International shall pay to International the amount specified in Section 2.2 of the International Asset Transfer Agreement, payable to International as provided in the International Asset Transfer Agreement.

         3.2 Adjustment to Purchase Price.

                  (a) As soon as practicable, but within 60 days after the Closing Date, the Imation Companies and Sellers' Accountants shall prepare and deliver to Purchasers a pro forma net working capital statement (the "Closing Date Working Capital Statement") as at the close of business on the day prior to the Closing Date, setting forth the Net Working Capital as at such date. In connection with the preparation of the Closing Date Working Capital Statement, the Imation Companies and Sellers' Accountants shall take a physical inventory of all of the Inventory as of the close of business on the day prior to the Closing Date, and Purchasers and Purchasers' Accountants shall be entitled to observe such physical inventory at each location at which it is conducted.

                  (b) Upon receipt of the Closing Date Working Capital Statement, Purchasers and Purchasers' Accountants shall have a period of 60 days to review such Closing Date Working Capital Statement and propose any adjustments thereto. All adjustments proposed by Purchasers shall be set out in a written statement delivered to the Imation Companies and shall be incorporated into the Closing Date Working Capital Statement unless the Imation Companies shall object in writing to such proposed adjustments within 30 days of delivery by Purchasers to the Imation Companies of such proposed adjustments. If the Imation Companies do object in writing within 30 days to any such proposed adjustment (the proposed adjustment or adjustments to which the Imation Companies object are referred to herein as the "Contested Adjustments"), the Imation Companies and Purchasers shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within 15 days after the Imation Companies deliver to Purchasers the Imation Companies' written objection to the Contested Adjustments, the Imation Companies and Purchasers shall promptly retain Arthur Andersen LLP or another nationally recognized independent accounting firm acceptable to both the Imation Companies and Purchasers (the "Independent Accountants") to resolve any remaining disputes concerning the Contested Adjustments to the Closing Date Working Capital Statement. Either the Imation Companies or Purchasers may retain the Independent Accountants on behalf of the Imation Companies and Purchasers upon the expiration of such 15-day period, except that if the Independent Accountants are other than Arthur Andersen LLP, the written agreement of the Imation Companies and Purchasers shall be required to retain the Independent Accountants. If Independent Accountants are retained, then (i) the Imation Companies and Purchasers shall each submit to the Independent Accountants in writing within 15 days after the Independent Accountants are retained their respective proposals with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountants request (provided that if any documentation requested by the Independent Accountants cannot be obtained by the Imation Companies or Purchasers within such 15-day period (acting in good faith and in a diligent manner), then such 15-day period shall be extended for such period of time as is reasonably necessary for such information to be obtained), (ii) the Independent Accountants shall select, within 30 days after receiving the proposals of both the Imation Companies and Purchasers and all supplementary supporting documentation requested by the Independent Accountants, either the Imation Companies' or Purchasers' proposal, but not a different proposal, with respect to the Contested Adjustments, which selection shall be final and binding on the Imation Companies and Purchasers, and (iii) the fees and expenses of the Independent Accountants shall be borne by the party whose proposal with respect to the Contested Adjustments is not selected.

                  (c) Within five Business Days after the Closing Date Working Capital Statement has become final and binding upon the Imation Companies and Purchasers pursuant to Section

3.2(b), the Purchase Price shall be adjusted as follows: (i) if, based on the Closing Date Working Capital Statement, there is a Closing Date Deficiency, then the Imation Companies shall pay to Purchasers the amount of the Closing Date Deficiency; and (ii) if, based on the Closing Date Working Capital Statement, there is a Closing Date Excess, Purchasers shall pay to the Imation Companies the amount of such Closing Date Excess. If, based on the Closing Date Working Capital Statement, there is neither a Closing Date Deficiency nor a Closing Date Excess, the Purchase Price shall not be adjusted pursuant to this Section 3.2. Any amounts payable under this Section 3.2(c) shall be made by electronic transfer of immediately available funds to such account or accounts as the party being paid shall specify to the paying party.

                  (d) Any adjustment to the Purchase Price made pursuant to this
Section 3.2 shall be appropriately allocated between that portion of the Purchase Price payable to the Sellers and the portion of the Purchase Price payable to International consistent with the allocation schedule referred to in
Section 3.4.

         3.3 Prorations. The Imation Companies and the Purchasers agree that all of the items listed below relating to the Business and the Purchased Assets will be prorated as of the Closing Date to the extent that such items are not otherwise covered in the Closing Date Working Capital Statement, with the Imation Companies liable to the extent such items relate to any time period up to (and including) the Closing Date and the Purchasers liable to the extent such items relate to periods subsequent to the Closing Date.

                  (a) Personal property, real estate, occupancy and other Taxes, if any, payable by the Imation Companies with respect to the Purchased Assets;

                  (b) Rents, Taxes, royalties and other items which in any case are payable periodically by or to the Imation Companies under any of the Real Property Leases or Personal Property Leases;

                  (c) The amount of any fees and charges which in any case are payable periodically by the Imation Companies pursuant to any Contracts;

                  (d) The amount of any fees and charges which in any case are payable periodically to the Imation Companies pursuant to any Contracts;

                  (e) The amount of any fees or charges which in any case are payable to or by the Imation Companies periodically with respect to any of the Transferred Permits; and

                  (f) The amount of sewer rents and charges for water, electricity and other utilities and fuel.

The Imation Companies agree to furnish the Purchasers with such documents and other records as are reasonably necessary in order to confirm all adjustment and proration calculations made pursuant to this Section 3.3. Final payments with respect to prorations contemplated by this Section 3.3 that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after they are ascertainable.

         3.4 Allocation of Consideration. The Purchase Price for the Purchased Assets shall be allocated among the Purchased Assets in accordance with Section 1060 of the Code and pursuant to a schedule jointly prepared and mutually agreed upon by the Imation Companies and the Purchasers. A preliminary Purchase Price allocation is set forth on Schedule 3.4 and the final Purchase Price allocation shall be substantially consistent with Schedule 3.4. The Imation Companies and the Purchasers shall exercise all reasonable good faith efforts to agree upon such final allocation as soon as reasonably practicable after the Closing, and in any event within 120 days after the Closing Date. The Purchasers and the Imation Companies shall not take any position inconsistent with such allocation in connection with their respective federal, state, or local Tax Returns and other filings (including without limitation Internal Revenue Service Form 8594). Any adjustment to the Purchase Price shall be allocated as provided in Temp. Treas. Reg. Section 1.1060-1T(f).

         3.5 Reassignment of Certain Accounts Receivable. Beginning on the date that is 60 calendar days after the Closing Date, the Purchasers shall be entitled to reassign and transfer to the Imation Companies any Account Receivable that has not been collected in full within 90 days after such Account Receivable arose and the Imation Companies shall be required to accept any such uncollected Account Receivable which has been so reassigned and transferred; provided, however, that no particular Account Receivable may be so reassigned and transferred if (a) the Purchasers have not used commercially reasonable efforts to collect such Account Receivable, (b) the obligor on such Account Receivable has refused to pay such Account Receivable due to any disagreement between such obligor and Purchasers regarding the failure of Purchasers to perform their obligation to the obligor or (c) during the first 90 calendar days after the Closing Date the Purchasers have not followed substantially the same credit and collection policies as the Imation Companies applied to such Account Receivable immediately prior to the Closing Date. In the event the Purchasers reassign and transfer any such uncollected Account Receivable, the Imation Companies shall pay to the Purchasers an amount equal to the aggregate amount of such uncollected Account Receivable concurrently with such reassignment.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE IMATION COMPANIES

         The Imation Companies, jointly and severally, represent and warrant to the Metatec Companies, as of the date of this Agreement (unless otherwise specified), as follows:

         4.1 Due Incorporation. Each of Imation and Enterprises is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased and operated. International is a corporation organized under the Laws of The Netherlands, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased and operated. Each of Imation and Enterprises is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing and qualification, except where the failure to be so licensed, qualified or in good standing would not result in a Material Adverse Effect.

         4.2 Due Authorization. Each of Imation and Enterprises has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. International has full power and authority to execute, deliver and perform this Agreement, the International Asset Transfer Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Imation Companies of this Agreement, and by the applicable Imation Company of each of the Related Agreements, and the consummation by each of the Imation Companies of the transactions contemplated hereby and thereby, have been duly and validly approved by the board of directors of each of the Imation Companies, as applicable, and, to the extent required by applicable Law, by all stockholders of the Imation Companies entitled to vote thereon, and no other actions or proceedings on the part of any Imation Company are necessary to authorize the execution, delivery and performance by any of the Imation Companies of this Agreement or by any Imation Company of its Related Agreements, or the transactions contemplated hereby and thereby. Each of the Imation Companies has duly and validly executed and delivered this Agreement and each of the Imation Companies has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes the legal, valid and binding obligation of each of the Imation Companies, and the Related Agreements, upon execution and delivery by the applicable Imation Companies, will constitute legal, valid and binding obligations of each such Imation Company, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         4.3 No Conflicts. Except as set forth on Schedule 4.3, and except as would not result in a Material Adverse Effect, the execution, delivery and performance by the Imation Companies of this Agreement and of their Related Agreements and the consummation by the Imation Companies of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to the Imation Companies or any of the Purchased Assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default under, accelerate the performance required by or give any third-party any additional right (including a termination right) under, permit the cancellation of, result in the creation of any Lien upon any of the Purchased Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under any Contract relating to the Business to which any Imation

Company is a party or by which any of the Imation Companies or any of the Purchased Assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of any of the Imation Companies related to the Business or indebtedness secured by any of the Purchased Assets; or (iv) violate, conflict with or result in a breach of, any provision of the certificate of incorporation or bylaws or similar organizational instruments of any Imation Company.

         4.4 Financial Statements. Attached hereto as Schedule 4.4 are copies of the Business Financial Statements. The Business Financial Statements fairly present the financial position of the Business in all material respects as of the dates thereof and the results of the operation of the Business for the periods covered thereby.

         4.5 Title to Properties. Except as set forth on Schedule 4.5, the Imation Companies have good and valid title to all of the Purchased Assets and have the right to sell, convey, transfer, assign and deliver the Purchased Assets as contemplated by this Agreement (provided that no representation or warranty is being made as to the effectiveness of any arrangement to convey the benefits and burdens of any Contract as contemplated pursuant to Section 2.2). Except as set forth on Schedule 4.5, none of the Purchased Assets is subject to any Lien. At the Closing, the Imation Companies will convey the Purchased Assets to the Metatec Companies free and clear of all Liens.

         Except as set forth on Schedule 4.5, all of the Purchased Assets have been properly maintained consistent with the past practices of the Imation Companies and are reasonably suitable for the purpose or purposes for which they are being used by the Imation Companies (including full compliance with all applicable Laws). Except as set forth on Schedule 4.5 and excluding the Menomonie Facility, to the knowledge of the Imation Companies there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building, garage or other such structure leased or used by any of the Imation Companies in connection with the Business, and the electrical, plumbing, heating systems and air conditioning systems of any such structures are in good operating condition, ordinary wear and tear excepted. To the knowledge of the Imation Companies, (a) the utilities servicing any such real properties are adequate to permit the continued operation of the Business by the Imation Companies, and (b) there are no pending or threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would have a Material Adverse Effect. Schedule 4.5 lists, and the Imation Companies have furnished or made available to Purchasers, copies of all engineering, geologic, and environmental reports prepared by or for the Imation Companies and in their possession with respect to such real properties.

         4.6 Undisclosed Liabilities. Except for any liability or obligation that would not result in a Material Adverse Effect, and except for any liability or obligation relating to duty drawbacks, there is no liability or obligation of any nature relating in any way to the Business (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) other than:

                  (a) Those liabilities or obligations set forth or reflected in the Business Financial Statements which have not been paid or discharged since the date thereof;

                  (b) Current liabilities (determined in accordance with GAAP) incurred since the date of the most recent balance sheet contained in the Business Financial Statements and arising in the ordinary course of business consistent with past practices which are properly reflected on their books; and

                  (c) Those liabilities or obligations arising from and after the date of this Agreement under the Purchased Contracts and Permits and the Excluded Contracts.

         4.7 Absence of Certain Changes. Except as set forth on Schedule 4.7, since the date of the most recent balance sheet contained in the Business Financial Statements, there has not been:

                  (a) Any Material Adverse Change;

                  (b) Any transaction entered into or carried out by any of the Imation Companies other than in the ordinary course of business consistent with past practices;

                  (c) Any material change by any of the Imation Companies in the method of doing business with respect to the Business or any material change in the accounting principles or practices utilized by the Imation Companies with respect to the Business or in the method of application of such principles or practices;

                  (d) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets which are part of the Assets of the Business owned by any Imation Company, other than in the ordinary course of business consistent with past practices;

                  (e) Unless previously approved by Purchasers as herein provided, any purchase of, or any agreement to purchase, any capital assets or any lease or any agreement to lease, as lessee, any capital assets in connection with the Business; or

                  (f) Any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any assumed contract obligation under Section 2.4(a), other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business.

         4.8 Consents and Approvals. Except as would not result in a Material Adverse Effect, and except with respect to HSR Act filings, and except with respect to any purchase orders accepted in the ordinary course of the Business and except as set forth on Schedule 4.8, no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other

Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Imation Companies of this Agreement and their Related Agreements. The share of the Imation Companies of the CD-ROM Services market in Belgium constitutes less than 25% of such market.

         4.9 Contracts and Leases. Schedules 2.2(a), 2.2(b), 2.2(e) and 4.9 collectively list each Real Property Lease, each Personal Property Lease and all other Contracts of the Imation Companies to be assigned to Purchasers in accordance with this Agreement (other than (a) purchase orders or sales orders made or accepted in the ordinary course of the Business and (b) Contracts made in the ordinary course of the Business that are not material to the Business). All rents and other amounts currently due and payable by the Imation Companies under such leases and Contracts have been paid. The Imation Companies have not received any notice of Default under any of such leases which has not been remedied or waived and which Default could result in a Material Adverse Effect. If a Contract listed on Schedule 2.2(a) is an oral arrangement, Schedule 2.2(a) also contains a description of the material terms of such arrangement. Originals or copies of the written Contracts assigned to Purchasers in accordance with this Agreement have been provided or will be provided to the Metatec Companies prior to or at Closing.

         4.10 Inventory. Schedule 2.1(c) sets forth a list of the Inventory as of the date of this Agreement. Except as set forth on Schedule 4.10, the Inventory is, in all material respects, usable in the ordinary course of the Business and (a) the Inventory has been priced at the lower of cost or market, standard costs that approximate the FIFO method for raw materials and the average cost method for work in process, all applied on a consistent basis, and
(b) each item of Inventory which has been purchased (as opposed to manufactured) has been purchased by the Imation Companies directly from the manufacturer thereof or from any authorized distributor of such items in full compliance with applicable Law and any policy of, and any agreement with, such manufacturer or distributor. None of the Inventory has been pledged or otherwise given as collateral, or is held by the Imation Companies on assignment or consignment.

         4.11 Accounts Receivable. Schedule 2.1(f) sets forth a list of the Accounts Receivable as of the date set forth on such schedule. Except as set forth on Schedule 4.11, each existing Account Receivable represents and each Account Receivable arising between the date of this Agreement and the Closing Date will represent a sale made in the ordinary course of the Business. The applicable Imation Company has (or will have by the Closing Date) performed all of its obligations to produce the goods or perform the services to which each such Account Receivable relates.

         4.12 Permits. Each of the Permits relating to the Business is currently valid and in full force, except where the failure to maintain such Permits valid and in full force would not result in a Material Adverse Effect. With respect to the Business, each of the Imation Companies possesses, is not in violation of and is not subject to any suspension, adverse modification, revocation or adverse proceeding with respect to, any Permit which is necessary or material for such Imation

Company to engage in the Business as currently conducted, other than such Permits the failure of which to possess, or the suspension, modification or revocation of which, would not result in a Material Adverse Effect. There is no pending or, to the knowledge of the Imation Companies, threatened proceeding which would result in the revocation, cancellation or inability to renew any material Permit. All Permits which relate solely to the Business and which are transferable are listed on Schedule 2.2(g).

         4.13 Employee Benefit Plans and Employment Agreements. Descriptions of all "employee welfare benefit plans" or "employee pension benefit plans" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements (whether pursuant to Contract, arrangement, custom or informal understanding) which do not constitute "employee benefit plans" (as defined in section 3(3) of ERISA) and all employment agreements, covering any Affected Employee of Sellers have been supplied to the Metatec Companies.

         4.14 Employment and Labor Matters. (a) Schedule 4.14(a) sets forth a list, as of the date set forth on such schedule, of the names and titles of each employee of the Sellers wholly or primarily dedicated to the Business and each employee of the Sellers who devotes substantially all of his or her time to the day-to-day operations of the Business and Schedule 4.14(c) sets forth a list, as of the date set forth on such schedule, of the names and titles of each employee of International wholly or primarily dedicated to the Business and each employee of International who devotes substantially all of his or her time to the day-to-day operations of the Business (the employees listed on Schedule 4.14(a) and (c) together being the "Affected Employees"). Except as set forth on
Schedule 4.14(a) or Schedule 4.14(c), since December 31, 1997, there has been no material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any Affected Employee or any material change in compensation to Affected Employees for reimbursable business expenses, other than changes made pursuant to the normal periodic salary review process of the Imation Companies, and other than certain bonuses to be paid in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 4.14(a) or Schedule 4.14(c), during the past two (2) years, there has been no labor strike, dispute, slow-down, work stoppage, union organizing campaign, unfair labor practice complaint or other labor difficulty actually pending or, to the knowledge of the Imation Companies, threatened involving the Business which had or would have a Material Adverse Effect on the Business. None of the Affected Employees is covered by any collective bargaining agreement other than the agreements listed on Schedule 4.14(a) or Schedule 4.14(c).

         (b) Schedule 4.14(b) sets forth, as of the date set forth on such schedule, a list of the names (other than names of employees (i) at the Menomonie Facility and (ii) of Minnesota Mining and Manufacturing Company) and titles of each individual not employed by the Imation Companies who, by contract with the Imation Companies, (x) is wholly or primarily dedicated to the Business or (y) devotes substantially all of his or her time to the day-to-day operations of the Business (collectively, the "Contract Employees") and the annual compensation payable to each such individual for the current fiscal year.

         4.15 Taxes. The Imation Companies are not delinquent in the payment of any Taxes, the failure of which to pay would result in a Lien on all or a substantial part of the Purchased Assets or a liability to the Metatec Companies, and the accrual for Taxes on the most recent balance sheet in the Business Financial Statements is adequate to cover the corresponding liability for accrued and unpaid Taxes.

         4.16 Compliance with Laws. Except as may be disclosed in any Disclosure Schedule hereto and except for failures to comply which would not result in a Material Adverse Effect, the Business has been and is being conducted in compliance with all applicable Laws (other than Environmental Laws, which are covered in Section 4.17), including without limitation: (a) zoning, fire, safety and building Laws; (b) Title VII of the Civil Rights Act of 1964, as amended;
(c) the Fair Labor Standards Act of 1938, as amended; (d) the Occupational Safety and Health Act of 1970, as amended; (e) the Americans with Disabilities Act of 1990; (f) Laws relating to employment; (g) Laws governing payment of minimum wages and overtime rates and the withholding and payment of taxes from compensation of employees; (h) applicable federal and state antitrust and trade regulation Laws governing competition generally or governing agreements restricting, allocating or otherwise affecting geographic or product markets;
(i) the Controlled Substances Act, as amended; and (j) the Foreign Corrupt Practices Act of 1977, as amended.

         4.17 Environmental Matters. Except as set forth on Schedule 4.17 or in the environmental reports, if any, referenced therein:

                  (a) The Imation Companies have not used the real property leased pursuant to the Real Property Leases (the "Leased Real Property") or any part thereof or any personal property owned, leased or used by the Imation Companies, for the generation, transportation, treatment, storage, processing, handling or disposal of any Hazardous Materials or any hazardous or toxic substance or waste in violation of any Environmental Law. Except as set forth on Schedule 4.17, the Imation Companies have not disposed, released or discharged any hazardous or toxic substance or water on any real property owned, leased or used by the Imation Companies in connection with the Business in violation of any Environmental Law. To the knowledge of the Imation Companies, there is no asbestos located in, or which is a part of, any of the Assets that the Imation Companies are obligated to remove or otherwise remediate pursuant to any applicable Environmental Laws, the Occupational Safety and Health Act or any state equivalent or pursuant to the provisions of any of the Real Property Leases. None of the Imation Companies has been given notice that it may be obligated to so remove or otherwise remediate any such asbestos. The Imation Companies have not released into, stored or deposited, upon or below any real property leased or otherwise used in the Business, or released directly or indirectly into any surface or ground water systems on or below the surface of any real property used in the Business, or in any structures located on any real property used in the Business, any hazardous substance in violation of any Environmental Law. To the knowledge of the Imation Companies, there is no condition of the structures or fixtures of any real property described above in this paragraph which is in violation of any Environmental Law, there are no notices of violation and no pending or threatened investigations, consensual or unilateral work orders, or plans for removal, remediation or corrective action relating to such real property from or required by any police or fire department, sanitation, environmental or health authorities or from any other foreign, federal, state or municipal authority.

                  (b) There is not now pending or, to the knowledge of the Imation Companies, threatened any action, suit or proceeding before any court or Governmental Authority alleging that the Leased Real Property is in violation of any Environmental Law.

                  (c) The Imation Companies have obtained, kept current and maintained compliance with the terms and conditions of all permits, authorizations, registrations or other requirements imposed by any applicable Environmental Law, including the filing of all reports that may be required.

         4.18 Litigation. Except as set forth on Schedule 4.18, there is no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the knowledge of the Imation Companies, threatened against (i) any Imation Company, with respect to the Business, which involves claims against such party exceeding $100,000 or (ii) any of the Imation Companies which questions or challenges the validity of this Agreement or the International Asset Transfer Agreement or any action taken or to be taken by the Imation Companies pursuant to this Agreement or the International Asset Transfer Agreement or any of the Imation Companies in connection with the transactions contemplated hereby or thereby. Except for any disputes, conflicts or circumstances that would not result in a Material Adverse Effect, there exists no dispute, conflict or circumstance providing the basis for a dispute or conflict which would result in material legal, administrative or arbitration proceeding, suit or action. The Imation Companies are not subject to any outstanding judgment, order, writ, injunction or decree which would result in a Material Adverse Effect. Except as set forth in Schedule 4.18, there are no pending or, to the knowledge of the Imation Companies, threatened disputes, investigations or controversies between any Imation Company and any Governmental Authority with respect to the Business that would result in a Material Adverse Effect.

         4.19 Brokers. Other than Greene Holcomb & Company LLC, the Imation Companies have not used any broker or finder in connection with the transactions contemplated hereby, and neither Purchasers nor any of their Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Imation Companies in connection with any of the transactions contemplated by this Agreement, the International Asset Transfer Agreement or the Related Agreements.

         4.20 Certain Intellectual Property. That portion of the Imation Companies' Intellectual Property to be licensed pursuant to the License Agreement includes all of the intellectual property owned by the Imation Companies which is necessary for the operation of the Business.

         EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES BY THE IMATION COMPANIES IN THIS AGREEMENT, THE IMATION COMPANIES EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         The Imation Companies make no representation or warranty with respect to any information concerning the Assets, the Business or the Imation Companies not expressly represented or warranted to in this Agreement, including, without limitation, except as otherwise expressly set forth in this Agreement (a) the information set forth in the Confidential Memorandum distributed by Greene Holcomb & Company LLC with respect to the Imation Companies and the Business or
(b) any financial projection or forecast relating to the Assets, the Business or the Imation Companies. With respect to any such projection or forecast delivered by or on behalf of the Imation Companies to any Metatec Company each of the Metatec Companies acknowledges that (x) there are uncertainties inherent in such projections and forecasts and (y) each of the Metatec Companies is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts. None of the Metatec Companies shall have any claim against the Imation Companies, and the Imation Companies shall have no liability to the Metatec Companies with respect to any such disclaimed information, including, without limitation, the Confidential Information Memorandum or any financial projection or forecast relating to the Assets, the Business or the Imation Companies.

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE METATEC COMPANIES

         The Metatec Companies, jointly and severally, represent and warrant to the Imation Companies, as of the date of this Agreement, as follows:

         5.1 Due Incorporation. Each of Metatec Acquisition and Metatec is a corporation duly organized, validly existing and in good standing under the Laws of the States of Ohio and Florida, respectively, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased and operated. Metatec International is a corporation organized under the Laws of The Netherlands, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now owned, leased and operated. Each of Metatec Acquisition and Metatec is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not result in a material adverse effect on the business, operations or condition (financial or otherwise) of the Metatec Companies taken as a whole (a "Metatec Material Adverse Effect").

         5.2 Due Authorization. Each of the Metatec Companies has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Metatec Companies of this Agreement and the execution, delivery and performance by each of the Metatec Companies of its Related Agreements and the consummation by the Metatec Companies of the transactions contemplated hereby and thereby have been duly and validly approved by each of the Metatec Companies' board of directors and, to the extent required by applicable Law, by all stockholders of the Metatec Companies entitled to vote thereon, and no other actions or proceedings on the part of the Metatec Companies are necessary to authorize the execution, delivery and performance by each of the Metatec Companies of this Agreement, or the execution, delivery and performance by each of the Metatec Companies of its Related Agreements or the transactions contemplated hereby and thereby. Each of the Metatec Companies has duly and validly executed and delivered this Agreement, and each of Metatec Companies has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Metatec Companies and the Related Agreements upon execution and delivery by each of the Metatec Companies will constitute legal, valid and binding obligations of the Metatec Companies, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         5.3 Consents and Approvals; No Conflicts.

                  (a) Except as would not result in a Metatec Material Adverse Effect and except with respect to HSR Act filings and consents identified on
Schedule 5.3(a), no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of this Agreement and their Related Agreements by the Metatec Companies; and the agreements, documents and instruments contemplated herein do not, and the consummation of the transactions contemplated hereby and thereby by the Metatec Companies will not, violate or conflict with, result in a breach of, constitute a Default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any contract or agreement to which any of the Metatec Companies is a party or by which it is bound or by which any of its property is bound.

                  (b) Except as set forth on Schedule 5.3(b), the execution, delivery and performance by each of the Metatec Companies of this Agreement and their Related Agreements and the consummation by the Metatec Companies of the transactions contemplated hereby and thereby do not and will not: (i) violate any Law applicable to the Metatec Companies or any of their respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third-party any additional right (including a termination right) under, permit the cancellation of, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under any Contract to which any of the Metatec Companies is a party or by which any of the Metatec Companies or any of their respective assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of any of the Metatec Companies or indebtedness secured by any of their assets or properties; or (iv) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational instruments of the Metatec Companies.

         5.4 Litigation. There is no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the knowledge of the Metatec Companies, threatened against any of the Metatec Companies or any of their respective Affiliates which questions or challenges the validity of this Agreement or any of the agreements, documents and instruments contemplated herein or any action taken or to be taken by the Metatec Companies pursuant to this Agreement or in connection with the transactions contemplated hereby. There are no pending or, to the knowledge of the Metatec Companies, threatened disputes or controversies between the Metatec Companies or any of their respective Affiliates and any Governmental Authority or third party that would adversely affect or impair the ability of the Metatec Companies to consummate the transactions contemplated by this Agreement or any of the agreements, documents and instruments contemplated herein. As of the date of this Agreement, none of the Metatec Companies nor any of their respective Affiliates has received any communication from any Governmental Authority that such authority would oppose or refuse to grant or issue its consent or approval to, if required, or would impose a burdensome condition on any of the Metatec Companies with respect to, the transactions contemplated by this Agreement.

         5.5 Brokers. Other than Legg, Mason, Wood, Walker, Inc., none of the Metatec Companies has used any broker or finder in connection with the transactions contemplated hereby, and none of the Imation Companies or any of their Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by any of the Metatec Companies in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                                   ARTICLE VI
                       COVENANTS OF THE IMATION COMPANIES

         Prior to the Closing, the Imation Companies agree to perform each of the following covenants:

         6.1 Conduct of Business.

                  (a) Except as otherwise contemplated by this Agreement, and except as described on Schedule 6.1, or as otherwise consented to by Purchasers (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Imation Companies will conduct the Business in the usual and ordinary course and shall use commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Business and (ii) preserve the goodwill and advantageous relationships of the Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business, in each case taking into account any reaction that customers, suppliers, independent contractors, employees and other Persons material to the conduct of the Business may have to the announcement of the transactions contemplated hereby.

                  (b) Except as otherwise contemplated by this Agreement, and except as described on Schedule 6.1, or as otherwise consented to by Purchasers (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Imation Companies shall not, with respect to the
Business:

                           (i) enter into or amend in any material respect any Contract material to the Business except in the ordinary course of business;

                           (ii) other than pursuant to this Agreement, sell, lease or dispose of any of the Assets, except sales of Inventory in the ordinary course of business;

                           (iii) purchase, lease or otherwise acquire any asset (of any type or nature), other than (A) Inventory in the ordinary course of business, and (B) other operating assets having an aggregate value of $100,000 or less;

                           (iv) except as otherwise expressly contemplated by this Agreement, modify or terminate any of the Real Property Leases, Permits, Personal Property Leases or Contracts in a manner which results in a Material Adverse Change;

                           (v) engage in any transaction or enter into any Contract with any Affiliate of any of the Imation Companies, except for transactions expressly permitted by this Agreement or transactions in the ordinary course of business;

                           (vi) Other than changes made pursuant to the normal periodic salary review process of the Imation Companies, and other than certain bonuses to be paid in connection with the transactions contemplated by this Agreement, enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any officer or consultant of any of the Imation Companies employed in the Business;

                           (vii) Other than certain compensation changes that are described on Schedule 4.14, and other than certain bonuses to be paid in connection with the transactions contemplated by this Agreement, and except as required by Law, adopt, amend or terminate any employee benefit plan or increase, amend or terminate any benefits to officers, consultants or employees employed in the Business or change the compensation of any Fremont Employees or Selected Menomonie Employees or any employee of International employed in the Business; or

                           (viii) enter into any Contract to do any of the foregoing.

                  (c) As used in this Section 6.1, "ordinary course of business" shall be determined by reference to the past practices of the Imation Companies (in each case solely with respect to the Business).

         6.2 Access. The Imation Companies will afford to the Metatec Companies and their authorized representatives and agents reasonable access from the date hereof until the Closing, during normal business hours, to the properties, books, records and employees of the Imation Companies to the extent relating to the Business and furnish to the Metatec Companies such additional financial and operating data and other information as the Metatec Companies may reasonably request to the extent that such access and disclosure would not violate the terms of any agreement to which any Imation Company is bound or any applicable Law. The Metatec Companies and their representatives will have the right at mutually agreeable times and at mutually agreeable locations to interview the suppliers and customers and key personnel of the Imation Companies identified to them by the Metatec Companies. The Imation Companies will exercise commercially reasonable efforts to cooperate with the Metatec Companies and their representatives in conducting these activities. Other than in connection with any claims, suits, actions or proceeding against the Imation Companies or any of their Affiliates by any of the Metatec Companies or any of their Affiliates, the Imation Companies will, at and after the Closing, furnish the Metatec Companies with such additional financial and operating data and other information about the Purchased Assets and the Business as may be reasonably requested by the Metatec Companies and which is reasonably available.

         6.3 HSR Act Notification; Other Governmental Consents. Sellers shall cause to be filed with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated by this Agreement and the agreements, documents and instruments contemplated herein and any supplemental information that may be reasonably requested in connection therewith, which notification and report form and which supplemental information will comply with the requirements of the HSR Act. The Imation Companies shall make as promptly as practicable the filings with, and take all commercially reasonable steps to obtain the authorizations, approvals, consents and other actions of, Governmental Authorities described in Section 4.8.

         6.4 Tax Matters. The Imation Companies shall, at their own expense, preserve and keep the records in their possession relating to the preparation of any Tax Return required to be filed by any Metatec Company (other than in connection with claims for duty drawbacks) and such records as any Metatec Company may reasonably require in connection with any other Tax matter, including, without limitation, for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return (other than in connection with claims for duty drawbacks) for a period of seven years from the Closing Date and shall make such records available to any Metatec Company as may be reasonably required by such Metatec Company. In the event the Imation Companies wish to destroy such records after that time, the Imation Companies shall first give ninety (90) days' prior written notice to the Metatec Companies and the Metatec Companies shall have the right at their option and expense, upon prior written notice given to the Imation Companies within that ninety (90) day period, to take possession of the records within one hundred eighty (180) days after the date of such notice.

         6.5 Financial Statements. The Imation Companies shall use commercially reasonable efforts to assist PricewaterhouseCoopers L.L.P. in the preparation of
(i) audited balance sheets of the Business as of December 31, 1996 and December 31, 1997 and the related audited statements of income, retained earnings and cash flows for the three fiscal years ended December 31, 1997 and (ii) unaudited statements of income, retained earnings and cash flows for the six-month periods ended June 30, 1997 and June 30, 1998, in each case to the extent required to enable Metatec to satisfy its Form 8-K filing requirement under the Securities Exchange Act of 1934, as amended, provided that the Imation Companies shall not be required to incur any out-of-pocket expenses in connection therewith.

         6.6 Confidentiality. Except as required by Law or any Governmental Authority, the Imation Companies shall maintain all Confidential Information relating to the Business (other than such Confidential Information which (i) relates to the Excluded Assets or the Excluded Obligations or (ii) after the Closing is or becomes generally known to the public other than through any breach of any provision of this Section 6.7 by any of the Imation Companies, or received from a third party (provided such third party is not known by the Imation Companies to be bound by an obligation of secrecy)) in strict confidence in accordance with the procedures they use to protect their own information of a similar nature and shall not use any such Confidential Information for any purpose.

         6.7 Exclusive Rights. None of the Imation Companies shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the Business) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any Person (other than the Metatec Companies and their representatives) regarding any Acquisition Proposal (defined below), except that any Person making an Acquisition Proposal may be informed of the restrictions contained in this sentence. The Imation Companies agree to promptly notify Metatec of any such Acquisition Proposal or any negotiations, discussions or requests for information relating to any Acquisition Proposal. For purposes of this Agreement,

"Acquisition Proposal" shall mean any offer or proposal received by any of the Imation Companies after the date of this Agreement and prior to the Closing Date regarding the acquisition by purchase, merger, lease or otherwise of the Business.

         6.8 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Imation Companies shall use all commercially reasonable efforts to take all actions and do all things necessary to consummate the transactions contemplated by this Agreement or the International Asset Transfer Agreement, including without limitation using all commercially reasonable efforts to cause the conditions set forth in Article VIII for which any Imation Company is wholly or partially responsible to be satisfied, as soon as reasonably practicable. Furthermore, subject to the terms and conditions of this Agreement, the Imation Companies shall use all reasonable good faith efforts to negotiate the terms and conditions of the Transition Services Agreement with the Metatec Companies as soon as reasonably practicable. Subject to the terms and conditions of this Agreement, International shall execute and deliver the International Asset Transfer Agreement on the Closing Date.

         6.9 Collection of Accounts Receivable. If the Imation Companies receive payment for any of the Accounts Receivable which have been transferred to the Metatec Companies pursuant to this Agreement or the International Asset Transfer Agreement, the Imation Companies shall promptly remit the funds so collected to the Metatec Companies.

                                   ARTICLE VII
                       COVENANTS OF THE METATEC COMPANIES

         Prior to the Closing, the Metatec Companies agree to perform each of the following covenants:

         7.1 HSR Act Notification; Other Governmental Consents. The Metatec Companies will cause to be filed as promptly as practicable with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated by this Agreement and the agreements, documents and instruments contemplated herein and any supplemental information that may be reasonably requested in connection therewith, which notification and report form and supplemental information will comply with the requirements of the HSR Act. The Metatec Companies shall make as promptly as practicable the filings with, and take all commercially reasonable steps to obtain the authorizations, approvals, consents and other actions of, Governmental Authorities described in Section 5.3(a).

         7.2 Tax Matters. The Metatec Companies shall, at their own expense, preserve and keep the records in their possession relating to the preparation of any Tax Return required to be filed by any Imation Company and such records as any Imation Company may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of seven years from the Closing Date and shall make such records available to the Imation

Companies as may be reasonably required by the Imation Companies. In the event the Metatec Companies wish to destroy such records after that time, the Metatec Companies shall first give ninety (90) days' prior written notice to the Imation Companies and the Imation Companies shall have the right at their option and expense, upon prior written notice given to the Metatec Companies within that ninety (90) day period, to take possession of the records within one hundred eighty (180) days after the date of such notice.

         7.3 Access; Retention of Records. The Metatec Companies will, at and after the Closing, afford promptly to the Imation Companies and their agents reasonable access during normal business hours to the properties, books, records, employees and auditors of the Business, to the extent reasonably necessary to permit the Imation Companies to determine any matter relating to the Imation Companies' rights and obligations hereunder (including such Imation Company's rights and obligations under Section 13.5) or relating to or arising during any period ending on or before the Closing Date. Without limiting the foregoing, the Metatec Companies shall also reasonably cooperate with the Imation Companies in connection with claims, suits, actions and proceedings of the types referred to in Section 13.5, including making available the personnel of the Metatec Companies, whether as witnesses or for informational purposes. The Metatec Companies shall, at their own expense, preserve and keep the properties, books and records relating to the Business for a period of seven years from the Closing Date. In the event the Metatec Companies wish to destroy such records after that time, the Metatec Companies shall first give ninety (90) days prior written notice to the Imation Companies and the Imation Companies shall have the right at their option and expense, upon prior written notice given to the Metatec Companies within that ninety (90) day period, to take possession of the properties, books and records within one hundred eighty (180) days after the date of such notice.

         7.4 Confidentiality. Nothing contained herein shall negate the obligations of the Metatec Companies under the Confidentiality Agreement.

         7.5 Duty Drawback. After the date of this Agreement, the Metatec Companies shall not make any claims, demands or inquiries relating to duty drawback, as provided in 19 U.S.C. section 1313, as amended, on merchandise exported, returned or destroyed by the Imation Companies in the ordinary course of the Business prior to the Closing. Notwithstanding any other provision of this Agreement, the Imation Companies shall retain any and all rights to such duty drawback on merchandise exported, returned or destroyed by the Imation Companies prior to the Closing, and the Metatec Companies waive any and all such rights with respect to merchandise included in, or manufactured from, the Purchased Assets. The Imation Companies shall have no obligation to maintain records pertinent to, nor shall the Metatec Companies have any right of access to the Imation Companies' records pertinent to, any such duty drawback claims of the Metatec Companies.

         7.6 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Metatec Companies shall use all commercially reasonable efforts to take all actions and do all things necessary to consummate the transactions contemplated by this Agreement and the International

Asset Transfer Agreement, including without limitation using all commercially reasonable efforts to cause the conditions set forth in Article IX for which any Metatec Company is wholly or partially responsible to be satisfied, as soon as reasonably practicable. Furthermore, subject to the terms and conditions of this Agreement, the Metatec Companies shall use all reasonable good faith efforts to negotiate the terms and conditions of the Transition Services Agreement with the Imation Companies as soon as reasonably practicable.

         7.7 Financial Statements. The Metatec Companies shall reimburse the Imation Companies promptly upon request for the Imation Companies' payment of the fees and expenses of PricewaterhouseCoopers L.L.P. in connection with the audit of the financial statements described in Section 6.5. Coopers and Lybrand L.L.P. has initially indicated to the Imation Companies that its fees will be billed as follows: $75,000 on June 29, 1998, $75,000 on July 15, 1998, $25,000
on July 31, 1998, $25,000 on August 15, 1998, and any remaining unbilled fees on August 31, 1998.

         7.8 Non-Solicitation. Prior to the earlier of the Closing and May 5, 2000, the Metatec Companies and their Affiliates agree that they will not solicit for hire or hire any employee of the Business, whether the Business is owned by the Imation Companies or any other Person.

         7.9 Inventory Matters. During the term of the Transition Services Agreement, the Metatec Companies will purchase from the Imation Companies all of their requirements of factory spare parts and factory supplies inventories used exclusively in the Business, to the extent available, from the Menomonie Facility. Promptly following the termination of the Transition Services Agreement, the Metatec Companies will purchase from the Imation Companies the factory spare parts and factory supplies inventories used exclusively in the Business that are then located at the Menomonie Facility; provided, however, that the Metatec Companies shall not be required to purchase (a) more than $200,000 of such inventories or (b) such inventories as would not be useable within a reasonable time in the ordinary course of the Business. The purchase price for any such inventories shall be as agreed from time to time by the Imation and the Metatec Companies.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
                     TO OBLIGATIONS OF THE METATEC COMPANIES

         The obligations of the Metatec Companies under Articles II and III of this Agreement are subject to the satisfaction or waiver by the Metatec Companies of the following conditions precedent on or before the Closing Date:

         8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Imation Companies contained herein and in the Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Imation Companies on and as of the Closing Date.

         8.2 Compliance with Agreements and Covenants. The Imation Companies shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement and in their Related Agreements to be performed and complied with by them on or prior to the Closing Date.

         8.3 Hart-Scott-Rodino. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or materially alter the consummation of the transactions contemplated by this Agreement and the Related Agreements.

         8.4 Consents and Approvals. Purchasers shall have received written evidence satisfactory to them that the consents listed on Schedule 8.4 have been obtained. If the Imation Companies update any schedules as permitted by Section
15.1 then the Metatec Companies shall be permitted to update Schedule 8.4 within five (5) Business Days after any such schedule update by the Imation Companies, but only to add to such Schedule 8.4 any consents related to matters added to any schedules by the Imation Companies after the date of this Agreement.

         8.5 Related Agreements. Sellers shall have executed and delivered the Assignment and Assumption Agreement and the License Agreement. The appropriate Imation Companies and their Affiliates shall have executed and delivered the Transition Services Agreement and such Transition Services Agreement shall be reasonably satisfactory in all material respects to Purchasers. International shall have executed and delivered the International Asset Transfer Agreement. Metatec International and Minnesota Mining and Manufacturing Company shall have entered into a lease concerning the facility currently leased by International for use in the Business from Minnesota Mining and Manufacturing Company in Breda, The Netherlands, such lease to substantially have the terms described in
Schedule 8.5. The closing contemplated by the International Asset Transfer Agreement shall occur at the same time as the Closing.

         8.6 Actions or Proceeding. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby.

         8.7 No Material Adverse Change. There shall have been no Material Adverse Change since the date of the most recent balance sheet contained in the Business Financial Statements.

         8.8 Financial Statements. Metatec shall have received the financial statements described in Section 6.5 in form and content sufficient to allow Metatec to comply with its Form 8-K filing requirements under the Securities Exchange Act of 1934, as amended.

         8.9 Works Council. The Imation-Breda employee works council shall have provided its positive advice to International regarding the transactions contemplated hereunder.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT
                     TO OBLIGATIONS OF THE IMATION COMPANIES

         The obligations of the Imation Companies under Article II of this Agreement are subject to the satisfaction or waiver by the Imation Companies of the following conditions precedent on or before the Closing Date:

         9.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Metatec Companies contained herein and in their Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Metatec Companies on and as of the Closing Date.

         9.2 Compliance with Agreements and Covenants. The Metatec Companies shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in their Related Agreements to be performed and complied with by them on or prior to the Closing Date.

         9.3 Hart-Scott-Rodino. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or materially alter the consummation of the transactions contemplated by this Agreement and the Related Agreements.

         9.4 Actions or Proceeding. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby.

         9.5 Related Agreements. The Metatec Companies, as appropriate, shall have executed and delivered the Assignment and Assumption Agreement, the License Agreement, the Transition Services Agreement and the International Asset Transfer Agreement and the Transition Services Agreement shall be reasonably satisfactory in all material respects to the Imation Companies. The closing contemplated by the International Asset Transfer Agreement shall occur at the same time as the Closing.

         9.6 Works Council. The Imation-Breda employee works council shall have provided its positive advice to International regarding the transactions contemplated hereunder.

                                    ARTICLE X
                           EMPLOYEES AND BENEFIT PLANS

         10.1 Offer of Employment. Schedule 4.14(a) contains a list of all Affected Employees of Sellers as of the date stated in such schedule. Schedule 4.14(a) shall be updated by Sellers immediately prior to the Closing Date to reflect changes in the Fremont Employees and any changes to Schedule 10.1(a). On the Closing Date, Metatec Acquisition shall offer employment to all those Affected Employees who were employed at the Fremont Facility on the day immediately preceding the Closing Date (the "Fremont Employees") and to those Affected Employees who were employed at the Menomonie Facility immediately preceding the Closing Date who are listed on Schedule 10.1(a) (such schedule to be updated upon the mutual agreement of the parties) (the "Selected Menomonie Employees"). The offer of employment shall involve an at will employment relationship, shall include similar job responsibilities as those under which the Affected Employees were employed immediately prior to the Closing Date; and Metatec Acquisition shall offer employment at a rate of base pay equal to the employee's base pay from Sellers as in effect on the date immediately prior to the Closing Date, plus an amount such that the employee's before-tax base pay from Metatec Acquisition will be six percent greater than the employee's before-tax base pay from Sellers and such rate of pay shall not be reduced during the 12 month period immediately following the Closing Date except in connection with a pay rate adjustment equally affecting substantially all of the employees of Metatec and its Affiliates. Each Fremont Employee and each Selected Menomonie Employee who accepts any such offer of employment shall be referred to herein as a "Hired Employee." Effective as of the Closing Date, Metatec Acquisition shall establish benefit plans covering Hired Employees which provide those benefits described in Schedule 10.1(b) in addition to any benefits specifically described in this Article X. If Metatec Acquisition terminates the employment of a Hired Employee without cause, then Metatec Acquisition shall pay severance benefits in accordance with and in the amount specified in the table listed in Schedule 10.1(c). The obligations of Metatec Acquisition set forth in this Section 10.1 shall not apply to any Contract Employees. Notwithstanding any other provisions of this Article X, subject to the agreement expressly set forth above prohibiting reductions in pay rates during the 12-month period following the Closing Date, the Metatec Companies shall have the right to change the terms and conditions of employment, including without limitation rates of pay and benefits, provided to its employees from time to time after the Closing Date.

         10.2 Seniority and Certain Payables. Effective as of the Closing Date, Metatec Acquisition shall credit the Hired Employees with seniority for vacation, promotion, compensation and employee welfare benefits equal to that which such Hired Employees were credited with by the Sellers as of the Closing Date for service with the Sellers and their predecessors. Sellers shall pay at or prior to the Closing all accrued amounts for vacation, compensation and other employee welfare benefits owing to Affected Employees, except for any such amounts specifically assumed by Metatec Acquisition in writing and as reflected on the Working Capital Statement.

         10.3 401(k) Plan. If not already adopted by Purchasers prior to the Closing Date, as soon as practicable after the Closing Date, Purchasers shall establish an individual account plan qualified under section 401(a) of the Code and containing a cash or deferred arrangement meeting the requirements of section 401(k) of the Code, which shall provide benefits described in Schedule 10.1(b) (the "Purchasers' 401(k) Plan").

         10.4 No Third Party Beneficiaries. It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other Person, including any Hired Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

                                   ARTICLE XI
                                     CLOSING

         11.1 Closing. The Closing shall take place at the offices of Mayer, Brown & Platt, Chicago, Illinois, at 10:00 a.m. on August 31, 1998 or, if all of the closing conditions set forth in Articles VIII and IX have not then been satisfied, on the date that is five (5) Business Days after all of the closing conditions set forth in Articles VIII and IX have been satisfied. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

         11.2 Deliveries by the Imation Companies. At the Closing, the Imation Companies shall deliver to the Metatec Companies the following:

                  (a) The Assignment and Assumption Agreement, duly executed by Sellers;

                  (b) Originals or copies of, and assignments duly executed by the Imation Companies of, all of the following: (i) the Real Property Leases; (ii) the Personal Property Leases; and (iii) all other Purchased Contracts and Permits;

                  (c) Certificates of title for all Vehicles, duly endorsed for transfer to the Metatec Companies, and keys for all Vehicles;

                  (d) Written evidence of the consents referred to in
         Section 8.4;

                  (e) A certificate, dated the Closing Date, of the Imation Companies certifying as to the compliance by the Imation Companies with Sections 8.1 and 8.2;

                  (f) A certificate of the secretary of each of the Sellers, each such certificate certifying resolutions of the board of directors or similar governing body of the applicable Seller (i) approving and authorizing the execution, delivery and performance of this

         Agreement and its Related Agreements and the consummation by such Seller of the transactions contemplated hereby and thereby and (ii) with respect to Sellers only, relating to the Business;

                  (g) The certificate of incorporation or similar instrument of each of the Sellers, certified by the appropriate Secretary of State or equivalent Person of the jurisdiction of incorporation of each of the Sellers and the bylaws or similar instrument of each of the Sellers, each certified by the secretary of the applicable Seller;

                  (h) A Certificate of Good Standing for Sellers from the Secretary of State of the State of Delaware;

                  (i) An opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for Sellers, substantially in the form set forth on Exhibit E;

                  (j) An opinion, dated the Closing Date, of Van Benthem & Keulen Advocaten, counsel for International, substantially in the form set forth in Exhibit F;

                  (k) The closing documents to be delivered pursuant to the International Asset Transfer Agreement;

                  (l) The License Agreement, the Transition Services Agreement and the International Asset Transfer Agreement, duly executed by the appropriate Imation Companies;

                  (m) A written statement reasonably satisfactory to Purchasers from each Person holding a Lien upon any of the Purchased Assets, confirming the release of such Lien; and

                  (n) Such other documents and instruments as may be reasonably required by the Metatec Companies to consummate the transactions contemplated by this Agreement and the Related Agreements.

         11.3 Deliveries by Purchasers. At the Closing, Purchasers shall make the payments described in Section 3.1 and deliver to the Imation Companies the following:

                  (a) The Assignment and Assumption Agreement, duly executed by Metatec Acquisition;

                  (b) A certificate, dated the Closing Date, of the Metatec Companies, certifying as to compliance by the Metatec Companies with Sections 9.1 and 9.2;

                  (c) A certificate of the secretary of each Purchaser certifying resolutions of the board of directors or similar governing body of each Purchaser approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by the Purchasers of the transactions contemplated hereby and thereby;

                  (d) The certificate of incorporation or similar instrument of each Purchaser, certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of each Purchaser, and the by-laws or similar instrument of each Purchaser, each certified by the secretary of the applicable Purchaser;

                  (e) A Certificate of Good Standing for Metatec and Metatec Acquisition from the Secretary of State or equivalent Person of the States of Ohio and Florida, as the case may be.

                  (f) An opinion, dated the Closing Date, of Baker & Hostetler LLP, counsel for the Metatec Companies, substantially in the form set forth on Exhibit G;

                  (g) An opinion, dated the Closing Date, of Trenite Van Doorne, counsel for Metatec International, substantially in the form set forth on Exhibit H.

                  (h) The closing documents to be delivered pursuant to the International Asset Transfer Agreement;

                  (i) The License Agreement, the Transition Services Agreement, the Note and the International Asset Transfer Agreement, duly executed by the appropriate Metatec Companies; and

                  (j) Such other documents and instruments as may be reasonably required by the Imation Companies to consummate the transactions contemplated by this Agreement and the Related Agreements.

                                   ARTICLE XII
                                   TERMINATION

         12.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a) by the mutual written agreement of the Imation Companies and the Metatec Companies;

                  (b) by the Metatec Companies, if there shall have been a material breach of any covenant, representation or warranty of the Imation Companies hereunder or under any of their Related Agreements and such breach shall not have been remedied within thirty (30) days after receipt by the Imation Companies of a notice in writing from the Metatec Companies specifying the breach and requesting such be remedied;

                  (c) by the Imation Companies, if there shall have been a material breach of any covenant, representation or warranty of the Metatec Companies hereunder or under any of their Related Agreements and such breach shall not have been remedied within thirty (30) days after receipt by the Metatec Companies of notice in writing from the Imation Companies specifying the breach and requesting such be remedied; or

                  (d) by the Imation Companies or the Metatec Companies, if the Closing shall not have taken place on or before October 15, 1998; provided, that the right to terminate this Agreement under this clause
         (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

         12.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 7.4, and 15.2 and 15.10, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior wilful breach of this Agreement.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1 Survival; Remedy for Breach. (a) The representations and warranties contained in this Agreement or in any Specified Agreement shall survive the Closing until March 31, 2000, at which time they shall expire, except that the representations and warranties in Section 4.17 shall survive the Closing for a period of five years, at which time they shall expire. No claim regarding a breach of any such representation or warranty shall be made for the first time after the expiration date applicable to such representation or warranty. The agreements and covenants of the parties contained in this Agreement or in any Closing Document shall survive the Closing; provided, that no claim regarding a breach of any agreement or covenant contained in this Agreement occurring before the Closing and known prior to the Closing to the party claiming indemnification shall be made after the Closing Date.

                  (b) Except as provided in Section 14.2, and except in the case of a claim of fraud or a claim for specific performance relating to the failure of the Imation Companies to deliver the Purchased Assets or perform any of their other respective obligations under this Agreement in accordance with the terms and conditions of this Agreement, the sole and exclusive remedy of the Metatec Companies and the Imation Companies for any breach of any covenant or agreement, or any inaccuracy or other breach of any representation or warranty, contained in this Agreement or any Specified Agreement shall be the indemnities contained in Sections 13.2 and 13.3, respectively, and the parties hereby waive, release and agree not to assert any other right, whether arising by statute, common law, equity or otherwise, in connection therewith or otherwise relating to the transactions contemplated by this Agreement.

         13.2 Indemnification by the Imation Companies . (a) Subject to Sections 13.1, 13.2(b) and 13.2(c), the Imation Companies, jointly and severally, agree to indemnify, defend and hold harmless the Metatec Companies and their respective officers, directors, employees and Affiliates from and against any and all Losses incurred or suffered by the Metatec Companies arising out of any of the following:

                           (i) any breach of or any inaccuracy in any representation or warranty made by the Imation Companies in this Agreement or any Specified Agreement;

                           (ii) any material breach of or material failure by the Imation Companies to perform any covenant or obligation of the Imation Companies set out or contemplated in this Agreement or any Specified Agreement;

                           (iii) the Excluded Assets and the Excluded
         Obligations;

                           (iv) the fees of Greene Holcomb & Company LLC owed by the Imation Companies or any fee claimed from the Imation Companies by any other broker or finder as a result of the transactions contemplated hereby; or

                           (v) the failure of the Imation Companies to comply with any applicable Bulk Sales Laws.

                  (b) The liability of the Imation Companies to provide indemnification pursuant to Section 13.2 shall be limited as follows:

                           (i) The Imation Companies shall not be liable with respect to any matter referred to in Sections 13.2(a)(i) or (ii), until the total of all Losses with respect to such matters exceeds $250,000 and then only for the amount by which such Losses exceed $250,000. The Imation Companies' aggregate liability under Sections 13.2(a)(i) and
         (ii) shall not exceed $23,000,000.

                           (ii) Notwithstanding anything to the contrary in this
         Section 13.2(b), the limits on liability set forth in this Section 13.2(b)(i) shall not apply to any payments required to be made under
         Section 3.2(c) or Section 3.5.

                  (c) The amount for which the Imation Companies shall be liable in respect of any Loss pursuant to Section 13.2(a) shall be reduced to the extent that any Metatec Company or any Affiliate thereof shall realize any net proceeds recovered from insurers or other third parties with respect to such Loss. If any Metatec Company shall have received or shall have had paid on its behalf an indemnity payment in respect of a Loss and shall subsequently receive directly or indirectly such proceeds, then such Metatec Company shall promptly pay to the Imation Companies the net amount of such proceeds or, if less, the amount of such indemnity payment. The Metatec Companies shall promptly recover insurance proceeds that may be due to the Metatec Companies.

         13.3 Indemnification by the Metatec Companies. (a) Subject to Sections 13.1, and 13.3(b), the Metatec Companies, jointly and severally, agree to indemnify, defend and hold harmless each of the Imation Companies and their respective officers, directors, employees and Affiliates from and against any and all Losses incurred or suffered by them arising out of any of the following:

                           (i) any breach of or any inaccuracy in any representation or warranty made by the Metatec Companies in this Agreement or any Specified Agreement;

                           (ii) any material breach of or material failure by the Metatec Companies to perform any covenant or obligation of the Metatec Companies set out or contemplated in this Agreement or any Specified Agreement;

                           (iii) the Assumed Obligations;

                           (iv) any liability or obligation arising from the operation of the Business or the Assets by the Metatec Companies (or any of its Affiliates, or their respective successors or assigns) from and after the Closing (including, without limitation, any liability or obligation arising out of or related to the removal of Assets from the Menomonie Facility);

                           (v) any liability or obligation relating to Licensed Products (as defined in the License Agreement) under the License Agreement;

                           (vi) any liability or obligation of the Metatec Companies pursuant to Article X or Section 6 of the International Asset Transfer Agreement;

                           (vii) any liability or obligation arising from the failure of any Metatec Company to hire any Affected Employee or any of the Transferred Employees (as defined in the International Asset Transfer Agreement);

                           (viii) any liability or obligation of the Metatec Companies pursuant to the International Asset Transfer Agreement; or

                           (ix) any fee claimed from the Metatec Companies by Legg, Mason, Wood, Walker, Inc. or any fee claimed from the Metatec Companies by any other broker or finder as a result of the transactions contemplated hereby.

                  (b) The amount for which the Metatec Companies shall be liable in respect of any Loss pursuant to Section 13.3(a) shall be reduced to the extent that the Imation Companies shall realize any net proceeds recovered from insurers or other third parties with respect to such Loss. If any Imation Company shall have received or shall have had paid on its behalf an indemnity payment in respect of a Loss and shall subsequently receive directly or indirectly such proceeds, then such Imation Company shall promptly pay to the Metatec Companies the net amount of such proceeds or, if less, the amount of such indemnity payment. The Imation Companies shall promptly recover insurance proceeds that may be due to the Imation Companies.

         13.4 Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving any claim, or the commencement of any suit, action or proceeding, of the type described in
Section 13.5, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby.

         13.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivery to the Indemnified Person of a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 13.2 or 13.3 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         13.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 13.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         13.7 Losses in Connection with Third Party Claims. The definitions of "Loss" and "Losses" shall be deemed to include indirect, special, exemplary, punitive and consequential damages if such Loss or Losses arise out of any claim, suit, action or proceeding by any Person not a party (or an Affiliate of a party) to this Agreement in respect of which indemnity may be sought under this Agreement.

                                   ARTICLE XIV
                                 NON-COMPETITION

         14.1 Non-Competition. Each of the Imation Companies, in order to induce the Metatec Companies to enter into this Agreement, expressly covenants and agrees, jointly and severally, that for a period of two years from and after the Closing Date, none of the Imation Companies or any of their respective Affiliates will own, manage, operate or control any Person, which is at the time engaged, wholly or partly, in the use of duplication and fulfilment services of pre-recorded optical media equipment in the markets traditionally served by the Business, provided that the restrictions contained in this Section 14.1 shall not apply to the operations or activities of the Imation Companies or any of their respective Affiliates in the video disk business. Nothing in this Section
14.1 shall prevent the Imation Companies from licensing third parties under Imation's Intellectual Property to make, use and sell any products, including CD-ROM and DVD-ROM.

To the extent that any part of this Section 14.1 may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events.

         14.2 Equitable Relief. The Imation Companies agree that damages would be an inadequate remedy for any actual or threatened breach of Section 14.1 and that the Metatec Companies shall, in addition to other potential remedies available at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of Section 14.1.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 Disclosure Schedules. The Imation Companies may update any Schedule referred to in this Agreement from time to time prior to or at the Closing to reflect matters occurring after the date hereof, by notice in accordance with the terms of this Agreement. Such update will be effective to cure and correct for all other purposes any immaterial breach of any representation, warranty, agreement or covenant which would have existed if the Imation Companies had not made such update unless such breaches are material in the aggregate, in which event such update shall not cure and correct such breaches, and all references to any Schedule hereto which is updated as provided in this Section 15.1 shall, for all purposes, whether or not the Closing occurs, be deemed to be a reference to such Schedule as so updated. The Metatec Companies agree that any disclosure by the Imation Companies in any Schedule attached hereto shall constitute a disclosure under each other Schedule referred to herein, whether or not such disclosure is specifically referenced within such other Schedule.

         15.2 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Purchasers and Sellers each shall pay one-half of any filing fee required under the HSR Act. The Imation Companies shall pay all sales, use, stamp, transfer, value-added and like Taxes, if any, excluding income and capital gains Taxes of any Metatec Company, which are required to be paid in connection with the transfer of the Purchased Assets pursuant hereto and the assets sold to Metatec International pursuant to the International Asset Transfer Agreement, and shall pay all recording and filing fees (and the fees and costs of any agent retained to effect any such recordations or filings) required to be paid in connection with the transfer of the Purchased Assets pursuant to this Agreement and the assets sold to Metatec International pursuant to the International Asset Transfer Agreement or any agreement, document or instrument contemplated herein or therein; provided that, for the purposes of determining California State sales or use Taxes, the Metatec Companies will use the appraised value of the Purchased Assets at the Fremont Facility for which the Metatec Companies have obtained a specific appraisal ($3,296,000 maximum) and will use all commercially reasonable efforts to obtain the 5% exemption potentially available under California Code Section 6377, and the parties hereto will reasonably cooperate to obtain all other applicable exemptions or reductions; provided further that, to the extent the Metatec Companies receive California State investment Tax credits on the

Purchased Assets at the Fremont Facility and use the same to offset California income Taxes in future years, the Metatec Companies will pay the amount of such credits to the Imation Companies from time to time as such credits are used up to a maximum aggregate amount not to exceed the amount of transfer Taxes paid by the Imation Companies pursuant to this Section 15.2 in connection with the transfer of the Purchased Assets at the Fremont Facility.

         15.3 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by the parties.

         15.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

         If to any Imation Company, addressed as follows:

                 Imation Corp.
                 1 Imation Place
                 Oakdale, Minnesota 55128
                 Attention: General Counsel
                 Telephone No.: (612) 704-4000
                 Facsimile No.: (800) 537-4675

                 with a copy to:

                 Mayer, Brown & Platt
                 190 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention: Jerome F. Donohoe
                 Telephone No.: (312) 782-0600
                 Facsimile No.: (312) 701-7711


         If to any Metatec Company, addressed as follows:

                 Metatec Acquisition Corp.
                 c/o Metatec Corporation
                 7001 Metatec Blvd.
                 Dublin, Ohio 43017
                 Attention: Jeffrey Wilkins
                 Telephone No.: (614) 761-2000
                 Facsimile No.: (614) 766-3146
                 with a copy to:

                 Baker & Hostetler LLP
                 65 East State Street, Suite 2100
                 Attention: Gary A. Wadman
                 Telephone No.: (614) 228-1541
                 Facsimile No.: (614) 462-2616

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          15.5 Payments in Dollars. Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made in U.S. Dollars, in same day or immediately available funds, without any setoff, deduction or counterclaim whatsoever.

          15.6 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          15.7 Bulk Sales. The parties hereby waive compliance with the requirements of (a) all applicable state Tax laws that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business and (b) any bulk transfer laws (such as Article 6 of the Uniform Commercial Code as enacted in any state) or similar legislation applicable to the transactions provided for in this Agreement, and the Metatec Companies shall have no liability with respect to any failure by any Imation Company to comply therewith.

          15.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement, any Related Agreement or other document or instrument contemplated herein nor any right or obligation hereunder or thereunder may be assigned by a party without the consent of the other parties. Notwithstanding the foregoing, no party shall have the right to assign any right or obligation under this Agreement or any Related Agreement or any other document or instrument contemplated herein if such assignment may reasonably be expected to result in (a) any material increase in the obligations of the other parties under this Agreement or any agreement, document or instrument contemplated herein or (b) the failure of the Closing to occur or a delay in the occurrence of the Closing.

          15.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

          15.10 Publicity. Prior to the Closing Date, except as required by Law or the rules of NASDAQ or any stock exchange (in which case the affected party shall give the other parties hereto notice and an opportunity to review any required public announcement or other publicity), no public announcement or other publicity regarding the transactions referred to herein shall be made by the Metatec Companies or the Imation Companies or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the Metatec Companies and the Imation Companies, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this Section 15.10 shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions. Such parties shall exercise all reasonable efforts to assure that such Persons will agree to keep confidential any information relating to this Agreement or any agreement, document or instrument contemplated herein.

          15.11 Further Assurances. The Imation Companies and the Metatec Companies agree to cooperate fully with each other in connection with obtaining the satisfaction of the conditions set forth in Articles VIII and IX. The Imation Companies and the Metatec Companies agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable, necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any agreement, document or instrument contemplated herein.

          15.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          15.13 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under law, in equity or otherwise.

          15.14 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

          15.15 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE

STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The State Courts of Delaware and the United States District Court for Delaware shall have non-exclusive jurisdiction over any and all claims, lawsuits and litigation relating to or arising out of this Agreement, the subject matter hereof or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action arising out of or in connection with this Agreement, (b) waives to the fullest extent permitted by Law any objection to the venue of any such litigation, proceeding or action which is brought in any such court and (c) agrees to the mailing of service of process to the address specified above for such party as an alternative method of service of process in any legal proceeding brought in any such court.

          15.16 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENT, OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

          15.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                           IMATION CORP.

                           By: /s/ WILLIAM T. MONAHAN
                              ------------------------------
                           Name: WILLIAM T. MONAHAN
                                ----------------------------
                           Title: CEO
                                 ---------------------------

                           IMATION ENTERPRISES CORP.

                           By: /s/ WILLIAM T. MONAHAN
                              ------------------------------
                           Name: WILLIAM T. MONAHAN
                                ----------------------------
                           Title: CEO
                                 ---------------------------

                           IMATION INTERNATIONAL B.V.

                           By: /s/ WILLIAM T. MONAHAN
                              ------------------------------
                           Name: WILLIAM T. MONAHAN
                                ----------------------------
                           Title: CEO
                                 ---------------------------


                           METATEC ACQUISITION CORP.

                           By: /s/ JEFFREY M. WILKINS
                              ------------------------------
                           Name: JEFFREY M. WILKINS
                                ----------------------------
                           Title: PRESIDENT
                                 ---------------------------

                           METATEC INTERNATIONAL B.V.

                           By: Metatec Corporation, managing director

                               By: /s/ JEFFREY M. WILKINS
                                  ---------------------------
                               Name: JEFFREY M. WILKINS
                                    -------------------------
                               Title: CHIEF EXECUTIVE OFFICER
                                     ------------------------

                           METATEC CORPORATION

                           By: /s/ JEFFREY M. WILKINS
                              ------------------------------
                           Name: JEFFREY M. WILKINS
                                ----------------------------
                           Title: CHIEF EXECUTIVE OFFICER
                                 ---------------------------

List of Omitted Schedules
-------------------------

Schedule 1.1(a)                 Knowledge
Schedule 1.1(b)                 Transition Services Agreement
Schedule 2.1(a)                 Equipment
Schedule 2.1(b)                 Vehicles
Schedule 2.2(a)                 Real Property Leases
Schedule 2.2(b)                 Personal Property Leases
Schedule 2.2(e)                 Other Contracts
Schedule 2.2(g)                 Transferred Permits
Schedule 2.3(b)                 Excluded Contracts
Schedule 2.3(n)                 Other Excluded Assets
Schedule 3.4                    Preliminary Purchase Price Allocation
Schedule 4.3                    Seller Conflicts
Schedule 4.4                    Financial Statements
Schedule 4.5                    Liens
Schedule 4.7                    Absence of Certain Changes
Schedule 4.8                    Consents and Approvals
Schedule 4.9                    Certain Contracts and Leases
Schedule 4.10                   Inventory Exceptions
Schedule 4.11                   Accounts Receivable Exceptions
Schedule 4.14(a)                Employee Matters
Schedule 4.14(b)                Contract Employees
Schedule 4.14(c)                Breda Affected Employees
Schedule 4.17                   Environmental Matters
Schedule 4.18                   Litigation
Schedule 5.3(a)                 Metatec Company Consents
Schedule 5.3(b)                 Metatec Company Conflicts
Schedule 6.1                    Conduct of Business
Schedule 8.4                    Required Consents and Approvals
Schedule 8.5                    Terms of Breda Lease
Schedule 10.1(a)                Selected Menomonie Employees
Schedule 10.1(b)                Benefits
Schedule 10.1(c)                Severance Benefits

List of Omitted Exhibits
------------------------

EXHIBITS
Exhibit A                  Form of Assignment and Assumption Agreement
Exhibit B                  Form of International Asset Transfer Agreement
Exhibit C                  Form of Note
Exhibit D                  Form of License Agreement
Exhibit E                  Form of Opinion of Counsel for Imation Companies
Exhibit F                  Form of Opinion of Van Benthem & Keulen
Exhibit G                  Form of Opinion of Counsel for the Metatec Companies
Exhibit H                  Form of Opinion of Trenite Van Doorne